UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PAETEC Holding Corp.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PAETEC HOLDING CORP.

One PAETEC Plaza

600 Willowbrook Office Park

Fairport, New York 14450

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 18, 2007

To our stockholders:

PAETEC Holding Corp. (“PAETEC”) will hold its 2007 annual meeting of stockholders on Tuesday, December 18, 2007, at 9:00 a.m., Eastern Time, at The Lodge at Woodcliff, 199 Woodcliff Drive, Fairport, New York. At the annual meeting, holders of PAETEC common stock will be asked to:

1.	consider and vote upon a proposal to elect three directors of PAETEC;

2.	consider and vote upon a proposal to approve the PAETEC Holding Corp. Employee Stock Purchase Plan; and

3.	consider and take action upon any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only holders of record of shares of PAETEC common stock at the close of business on November 5, 2007, which is the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the annual meeting.

All stockholders are cordially invited to attend this meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. You may also submit a proxy to vote by telephone or electronically by following the instructions on your proxy card. No postage is required if the proxy is mailed in the United States. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

By order of the Board of Directors,

Charles E. Sieving
Secretary

Dated: November 21, 2007

PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE PROPOSALS OR ABOUT VOTING YOUR SHARES, PLEASE CALL INVESTOR RELATIONS AT (866) 269-1663.

PAETEC HOLDING CORP.

One PAETEC Plaza

600 Willowbrook Office Park

Fairport, New York 14450

Annual Meeting of Stockholders

December 18, 2007

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of PAETEC Holding Corp. for use at PAETEC’s 2007 annual meeting of stockholders to be held at The Lodge at Woodcliff, 199 Woodcliff Drive, Fairport, New York, on Tuesday, December 18, 2007, at 9:00 a.m., Eastern Time. Unless the context indicates otherwise, the terms “PAETEC” or “PAETEC Holding” in this proxy statement refer to PAETEC Holding Corp.

This proxy statement and the enclosed proxy card are first being mailed to PAETEC’s stockholders on or about November 21, 2007.

Purpose of the Annual Meeting

At the annual meeting, holders of PAETEC common stock will be asked to:

1.	consider and vote upon a proposal to elect three directors of PAETEC;

2.	consider and vote upon a proposal, which we refer to as the “employee stock purchase plan proposal,” to approve the PAETEC Holding Corp. Employee Stock Purchase Plan; and

3.	consider and take action upon any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Proxy Solicitation

PAETEC is soliciting proxies for the annual meeting from PAETEC stockholders. PAETEC will bear the cost of soliciting proxies from PAETEC stockholders. In addition to this mailing, PAETEC’s directors, officers and employees, who will not receive any additional compensation for their services, may solicit proxies personally, electronically or by telephone.

A list of stockholders entitled to vote at the annual meeting will be open for examination by any PAETEC stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at PAETEC’s principal executive offices at 600 Willowbrook Office Park, Fairport, New York 14450, and at the time and place of the meeting during the entire time of the meeting.

Record Date; Outstanding Shares; Shares Entitled to Vote

The PAETEC board of directors has fixed the close of business on November 5, 2007 as the record date for the annual meeting. Only holders of record of shares of PAETEC common stock at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting.

As of November 5, 2007, the record date for the annual meeting, there were 102,749,655 shares of PAETEC common stock outstanding and 411 holders of record of the common stock. Each stockholder is entitled to one vote at the annual meeting for each share of PAETEC common stock held by that stockholder at the close of business on the record date. PAETEC’s common stock is the only security entitled to notice of, and to vote at, the annual meeting.

Quorum

The holders of a majority of the shares of PAETEC common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. It is important that PAETEC stockholders vote promptly so that their shares are counted toward the quorum.

All shares of PAETEC common stock represented at the annual meeting, including abstentions and “broker non-votes,” which are described below, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals, which under such rules typically include the election of directors, when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on non-routine matters without instructions from their customers. A “broker non-vote” occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

Vote Required

Assuming a quorum is present at the annual meeting, election of the three nominees to the board of directors will require a plurality of the votes cast of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Votes may be cast in favor of or withheld with respect to any or all of the nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Assuming a quorum is present at the annual meeting, approval of the employee stock purchase plan proposal will require the affirmative vote of a majority of the voting power of the shares of PAETEC common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. An abstention from voting on this proposal will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The PAETEC board of directors unanimously recommends that PAETEC stockholders vote “FOR” the election of each nominee to the board of directors and “FOR” approval of the employee stock purchase plan.

How to Vote

If you own shares of PAETEC common stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card to tell the persons named as proxies how to vote your shares of PAETEC common stock.

You have four voting options:

Mail. You can vote by mail by completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.

Internet. You can vote over the Internet by accessing the website at www.voteproxy.com, clicking on the link “Vote Your Proxies” and following the instructions on the website. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card.

Telephone. You can vote by telephone by calling the toll-free number 1-800-PROXIES (1-800-776-9437) in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day. If you vote by telephone, do not return your proxy card.

In Person. You may come to the annual meeting and cast your vote there. The PAETEC board of directors recommends that you vote by proxy even if you plan to attend the annual meeting.

If you hold shares of PAETEC common stock in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in “street name,” please follow the voting instructions provided by that entity. If you do not instruct your bank, broker or other nominee how to vote your shares with respect to the employee stock purchase plan proposal, the bank, broker or other nominee will not be authorized to vote and those shares will not be voted on that proposal at the annual meeting.

A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. This option, if available, will be reflected in the voting instructions from the bank or brokerage firm that accompany this proxy statement. If your PAETEC shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these PAETEC shares by the Internet or telephone by following the voting instructions enclosed with the proxy form from the bank or brokerage firm.

The Internet and telephone proxy procedures available to owners of record are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy voting instructions and to confirm that these instructions have been properly recorded. Votes directed by the Internet or telephone through such a program must be received by 11:59 p.m., Eastern Time, on December 17, 2007. Directing the voting of your PAETEC shares will not affect your right to vote in person if you decide to attend the annual meeting.

Voting of Proxies

All shares represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the election of each nominee to the board of directors and “FOR” approval of the employee stock purchase plan.

Revoking Your Proxy

You may revoke your proxy at any time after you give it, and before it is voted, in one of the following ways:

•	by delivering to PAETEC’s Secretary a written notice revoking your proxy that bears a date later than the date of the proxy that you are revoking and that is received before the annual meeting;

•	by submitting another proxy card bearing a later date and mailing it so that it is received before the annual meeting;

•	by voting again using the telephone or Internet voting procedures; or

•	by attending the annual meeting and voting in person, although attendance at the annual meeting alone will not, by itself, revoke a proxy.

Other Voting Matters

Electronic Access to Proxy Material. This proxy statement is available on the PAETEC website at www.paetec.com.

Individuals With Disabilities. PAETEC can provide you with reasonable assistance to help you participate in the annual meeting if you inform PAETEC of your disability. Please contact Investor Relations by telephone at (866) 269-1663; by electronic correspondence through “Contact Investor Relations” at www.paetec.com/investors; or by mail at One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450 at least two weeks before the annual meeting.

Annual Report to Stockholders

A copy of PAETEC’s annual report on Form 10-K for its 2006 fiscal year, as filed with the SEC, accompanies this proxy statement as PAETEC’s annual report to stockholders. Stockholders also may obtain, free of charge, a copy of the 2006 Form 10-K, without exhibits, by writing to PAETEC Holding Corp., One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450, Attention: Secretary. The annual report on Form 10-K is also available through PAETEC’s website at www.paetec.com. The annual report to stockholders and the Form 10-K are not proxy soliciting materials.

Representatives of Deloitte & Touche LLP

Representatives of Deloitte & Touche LLP, PAETEC’s independent registered public accounting firm, are expected to be present at the annual meeting. The representatives of Deloitte & Touche LLP will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions from PAETEC stockholders at the annual meeting.

Assistance

If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the annual meeting, please contact Investor Relations toll-free at (866) 269-1663.

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of the PAETEC common stock as of October 31, 2007 by:

•	each of PAETEC’s directors;

•

PAETEC’s Chairman, President and Chief Executive Officer, its Executive Vice President and Chief Financial Officer, and the other three executive officers named in the Summary Compensation Table appearing elsewhere in this proxy statement;

•	all directors and executive officers of PAETEC as a group; and

•	each person known by PAETEC to own beneficially more than 5% of the PAETEC common stock.

The following information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership of a class of capital stock as of any date includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power as of such date and also any shares as to which a person has the right to acquire such voting or investment power as of or within 60 days after such date through the exercise of any stock option, warrant or other right, without regard to whether such right expires before the end of such 60-day period or continues thereafter. If two or more persons share voting power or investment power with respect to specific securities, all of such persons may be deemed to be the beneficial owners of such securities. Information with respect to persons other than the holders listed in the table below that share beneficial ownership with respect to the securities shown is set forth in the notes to the table.

For information concerning ownership by some of the executive officers of options or other rights that are not required to be reflected in the following beneficial ownership table, see “Election of Directors—Executive Compensation.”

As of October 31, 2007, 102,725,388 shares of PAETEC common stock were outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)(1)
Executive Officers and Directors:
Richard T. Aab(2)	9,125,429	8.8
John P. Baron(3)(12)	371,706	*
Jeffrey L. Burke(4)(12)	215,046	*
Edward J. Butler, Jr.(5)	293,680	*
Arunas A. Chesonis(6)	8,283,072	8.0
H. Russell Frisby, Jr.	—	—
Tansukh V. Ganatra(7)	2,432,763	2.4
James A. Kofalt(8)	190,673	*
Michael C. Mac Donald(9)	20,000	*
William R. McDermott	—	—
Keith M. Wilson(10)	741,498	*
Mark Zupan(11)	30,431	*
All directors and executive officers as a group (15 persons)(12)	21,868,536	20.6
Principal Stockholders:
Gilder, Gagnon, Howe & Co. LLC(13)	7,029,999	6.8

*	Represents beneficial ownership of less than 1%.

(1)	The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.
(2)	The information concerning Mr. Aab is based on PAETEC’s records and on information filed with the SEC on Schedule 13D/A on June 4, 2007. Mr. Aab reports that the shares of PAETEC common stock shown as beneficially owned by him include shares held by Melrich Associates, L.P., for which Mr. Aab and his wife are the sole general partners and share voting and dispositive power, and 789,473 shares issuable upon the exercise of warrants that are exercisable as of or within 60 days after October 31, 2007. Mr. Aab’s address is c/o PAETEC Holding Corp., One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450.
(3)	The shares of PAETEC common stock shown as beneficially owned by Mr. Baron include 118,818 shares of PAETEC common stock held by trusts for the benefit of Mr. Baron’s children, 19,192 shares of PAETEC common stock held by a trust for which Mr. Baron’s brother serves as trustee and exercises sole voting and investment power, 15 shares of PAETEC common stock held for the benefit of a family foundation for which Mr. Baron’s brother and sister-in-law share voting and investment power and 233,681 shares of PAETEC common stock issuable upon exercise of stock options that are exercisable as of or within 60 days after October 31, 2007.
(4)	The shares of PAETEC common stock shown as beneficially owned by Mr. Burke include 215,046 shares of PAETEC common stock issuable upon exercise of stock options that are exercisable as of or within 60 days after October 31, 2007.
(5)	The shares of PAETEC common stock shown as beneficially owned by Mr. Butler include 293,680 shares issuable upon exercise of stock options that are exercisable as of or within 60 days after October 31, 2007.
(6)	The information concerning Mr. Chesonis is based on PAETEC’s records and on information filed with the SEC on Schedule 13D/A on September 20, 2007. Mr. Chesonis reports that the shares of PAETEC common stock shown as beneficially owned by him include 631,811 shares issuable upon exercise of stock options that are exercisable as of or within 60 days after October 31, 2007. Mr. Chesonis’s address is c/o PAETEC Holding Corp., One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450.
(7)	The shares of PAETEC common stock shown as beneficially owned by Mr. Ganatra include 2,432,763 shares as to which Mr. Ganatra has exclusive voting and dispositive power through a stock control agreement with his son.
(8)	The shares of PAETEC common stock shown as beneficially owned by Mr. Kofalt include 188,673 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after October 31, 2007.
(9)	The shares of PAETEC common stock shown as beneficially owned by Mr. Mac Donald include 20,000 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after October 31, 2007.
(10)	The shares of PAETEC common stock shown as beneficially owned by Mr. Wilson include 741,498 shares issuable upon exercise of stock options that are exercisable as of or within 60 days after October 31, 2007.
(11)	The shares of PAETEC common stock shown as beneficially owned by Mr. Zupan include 30,431 shares issuable upon exercise of stock options that are exercisable as of or within 60 days after October 31, 2007.
(12)	The shares of PAETEC common stock shown as beneficially owned by all directors and executive officers as a group include 3,293,417 shares which are issuable upon the exercise of stock options and warrants that are exercisable as of or within 60 days after October 31, 2007. Mr. Baron and Mr. Burke were included within the group because they were among the three most highly compensated executive officers of PAETEC Corp. serving on December 31, 2006. Neither Mr. Baron nor Mr. Burke was an executive officer of PAETEC Holding as of October 31, 2007.
(13)	The information concerning Gilder, Gagnon, Howe & Co. LLC, or “Gilder LLC,” is based on information filed with the SEC on Schedule 13G/A on April 10, 2007. Gilder LLC reports that the shares of PAETEC common stock shown as beneficially owned by it include 6,523,683 shares held in customer accounts over which partners and/or employees of Gilder LLC have discretionary authority to dispose of or direct the disposition of the shares, 405,996 shares held in accounts owned by the partners of Gilder LLC and their families, and 100,320 shares held in the account of the profit-sharing plan of Gilder LLC. Gilder LLC’s address is 1775 Broadway, 26th Floor, New York, New York 10019.

ELECTION OF DIRECTORS

(Proposal 1)

Nominees for Election as Directors

The stockholders of PAETEC are asked to consider and vote upon a proposal to elect three nominees to PAETEC’s board of directors.

PAETEC’s certificate of incorporation provides that the board of directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The current terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of stockholders in 2008 and at the annual meeting of stockholders in 2009, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

PAETEC’s board of directors has nominated H. Russell Frisby, Jr., James A. Kofalt and Michael C. Mac Donald for election as Class I directors, with a three-year term that will expire at the annual meeting of stockholders in 2010. Each of the three nominees is an incumbent Class I director. The nominations were approved by a majority of PAETEC’s directors who qualify as independent directors under the NASDAQ Marketplace Rules.

Approval of Nominees

Assuming a quorum is present at the annual meeting, election of the three nominees to the board of directors will require a plurality of the votes cast of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Votes may be cast in favor of or withheld with respect to any or all of the nominees. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy for the election of each of the nominees. If any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may nominate in accordance with PAETEC’s bylaws. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

The PAETEC board of directors unanimously recommends that PAETEC stockholders vote “FOR” the election of each nominee to the board of directors.

Information Regarding the Board of Directors

Information Concerning Nominees

Information concerning each of the nominees as of September 30, 2007 is presented below.

Nominees for Election as Class I Directors with Three-Year Terms

Name	Age	Positions
H. Russell Frisby	56	Director
James A. Kofalt	65	Director
Michael C. Mac Donald	54	Director

H. Russell Frisby, Jr. has served as a director of PAETEC Holding since February 2007 and as a director of PAETEC Corp., the predecessor to PAETEC Holding Corp., since January 2007. Mr. Frisby has been the partner-in-charge of the Telecom Group of Fleischman and Walsh, L.L.P., a law firm, since March 2006, when he joined the firm. Mr. Frisby’s legal practice focuses on regulatory and corporate matters affecting entities in the communications, energy and technology areas, and for over 20 years he has represented clients in a wide variety of proceedings before the Federal Communications Commission, state utility commissions and federal courts. Before joining Fleischman and Walsh, Mr. Frisby was a partner with Kirkpatrick & Lockhart Nicholson Graham

LLP, a law firm, beginning in April 2005. From February 1998 to March 2005, Mr. Frisby was the President, Chief Executive Officer and Acting Chief Legal Officer of the Competitive Telecommunications Association (CompTel). Before his service in that position, he served as Chairman of the Maryland Public Service Commission. Mr. Frisby holds a B.A. degree from Swarthmore College and a J.D. degree from Yale Law School.

James A. Kofalt has served as a director of PAETEC Holding since February 2007 and as a director of PAETEC Corp. since September 1999. From 1995 until he joined the PAETEC board, Mr. Kofalt served as the chairman of the board of directors of Campuslink Communications Systems, Inc., a company that developed and operated telecommunications systems on college and university campuses and that was acquired by PAETEC Corp. in September 1999. In 1995, Mr. Kofalt founded and currently serves as President of KOCOM Communications, Inc., a telecommunications investment company. He also served as chairman of the board of directors of Classic Communications, Inc., a cable operator, before that company filed for protection from creditors under Chapter 11 of the United States bankruptcy code in November 2001. Classic Communications emerged from bankruptcy in January 2003 and currently does business as Cebridge Connections. From 1976 to 1994, Mr. Kofalt held various management positions with Cablevision Systems Corporation, a provider of cable television services, including President, Chief Operating Officer and director. Mr. Kofalt received his B.S. degree from The United States Military Academy at West Point.

Michael C. Mac Donald has served as a director of PAETEC Holding since February 2007. Mr. Mac Donald served as a director of US LEC Corp., or “US LEC,” from April 2003 to February 2007, when US LEC completed its combination by merger with PAETEC Corp. Mr. Mac Donald has held various sales and marketing positions with Xerox Corporation, a provider of document management technology and services, since joining that company in 1977. Since October 2004, he has served as president of Global Accounts and Marketing Operations for Xerox, which is responsible for directing the company’s largest global accounts, improving the customer experience, corporate marketing, Xerox.com, advertising, worldwide public relations and marketing communications. Mr. Mac Donald is a director of Medifast, Inc., which is engaged in the production, distribution, and sale of weight loss products. He also serves on the boards of directors of the Rochester Institute of Technology, the U.S. Chamber of Commerce and the Jimmy V Foundation, and on the board of overseers of Rutgers University. In addition, Mr. Mac Donald is a member of the CMO Council North American Advisory Board.

Information Concerning the Continuing Directors

Information concerning each of the continuing directors as of September 30, 2007 is presented below.

Directors Whose Terms Expire in 2008

Name	Age	Positions
Tansukh V. Ganatra	64	Director
William R. McDermott	46	Director
Mark Zupan	48	Director

Tansukh V. Ganatra has served as a director of PAETEC Holding since February 2007. Mr. Ganatra co-founded US LEC in June 1996, served as a director of US LEC from June 1996 to February 2007 and served as interim Chief Executive Officer of US LEC from November 2006 to February 2007. He served as Chief Executive Officer and Vice Chairman of the board of directors of US LEC from July 1999 until his retirement in December 2001. Mr. Ganatra also served as President and Chief Operating Officer of US LEC from June 1996 until July 1999. From 1987 to 1997, Mr. Ganatra held various positions with ACC Corp., an international telecommunications company in Rochester, New York, including service as its President and Chief Operating Officer. Before joining ACC Corp., Mr. Ganatra held various positions during a 19-year career with Rochester Telephone Corporation, now known as Frontier Communications Corporation, a subsidiary of Citizens Communications Company, culminating with the position of Director of Network Engineering.

William R. McDermott has served as a director of PAETEC Holding since February 2007 and as a director of PAETEC Corp. since March 2004. Mr. McDermott is the President and Chief Executive Officer of SAP

America, Inc., a subsidiary of SAP AG, a provider of business software solutions. Mr. McDermott serves on the board of directors of the Welfare to Work Partnership, a non-partisan, Washington-based organization. Before joining SAP, Mr. McDermott served as the Executive Vice President, Worldwide Sales Operations of Siebel Systems, a business software provider, as President of Gartner, Inc., a provider of research and analysis on the information technology industry, and on the boards of directors of two subsidiaries of Xerox Corporation. Mr. McDermott received an M.B.A. degree from the J.L. Kellogg Graduate School of Management at Northwestern University, and completed the Executive Development Program at the University of Pennsylvania’s Wharton Graduate School of Management. Mr. McDermott received a B.S. degree in business administration from Dowling College.

Mark Zupan has served as a director of PAETEC Holding since February 2007 and as a director of PAETEC Corp. since May 2006. Mr. Zupan is dean of the William E. Simon Graduate School of Business Administration at the University of Rochester, a position which he has held on a full-time basis since January 1, 2004. Mr. Zupan previously served as dean and professor of economics at the University of Arizona’s Eller College of Management from 1997 to 2003. Before his appointment at Arizona, Mr. Zupan taught at the University of Southern California’s Marshall School of Business, where he also served as associate dean of master degree programs. He was a teaching fellow in Harvard’s Department of Economics while pursuing his doctoral studies at the Massachusetts Institute of Technology, and has been a visiting faculty member at the Amos Tuck School of Business Administration at Dartmouth College. Mr. Zupan holds a B.A. degree in economics from Harvard University and a Ph.D. in economics from the Massachusetts Institute of Technology.

Directors Whose Terms Expire in 2009

Name	Age	Positions
Arunas A. Chesonis	45	Chairman of the Board, President and Chief Executive Officer
Richard T. Aab	58	Vice Chairman of the Board of Directors
Keith M. Wilson	40	Executive Vice President and Chief Financial Officer, Director

Richard T. Aab has served as Vice Chairman of the Board of Directors of PAETEC Holding since February 2007. Mr. Aab co-founded US LEC in June 1996 and served as its Chairman of the Board of Directors from June 1996 to February 2007. He served as US LEC’s Chief Executive Officer from June 1996 until July 1999. In 1982, Mr. Aab co-founded ACC Corp., an international telecommunications company in Rochester, New York. Between 1982 and 1997, he held various positions with ACC, including Chairman of the Board, Chief Executive Officer, President and director. Also during that period, he served as Chairman and director of ACC’s international subsidiaries in Canada, ACC TelEnterprises, Ltd., and the United Kingdom, ACC Long Distance UK Ltd. Mr. Aab is a member of the Board of Trustees of the University of Rochester, the University of Rochester Medical Center, Rochester Institute of Technology and several private corporate entities. Mr. Aab holds a B.S. degree in Economics from Clarkson University.

Arunas A. Chesonis has served as Chairman of the Board, President and Chief Executive Officer of PAETEC Holding since August 2006. Mr. Chesonis has served as Chairman of the Board, President and Chief Executive Officer of PAETEC Corp., of which he was the founder, since its formation in May 1998 and as Chairman of the Board, President and Chief Executive Officer of its principal operating subsidiary, PAETEC Communications, Inc., since July 1998. Mr. Chesonis was appointed as President of ACC Corp. in February 1994 and was elected to its board of directors in October 1994. Mr. Chesonis joined ACC in May 1987 as Vice President of Operations for the U.S. business unit and was named President of ACC Long Distance Corp. in January 1989. Mr. Chesonis also served as President of ACC’s Canadian operations and Managing Director of ACC’s U.K. enterprise. Before he joined ACC, Mr. Chesonis held several positions within Rochester Telephone Corporation, now known as Frontier Communications Corporation, a subsidiary of Citizens Communications Company. Mr. Chesonis holds a B.S. degree in Civil Engineering from the Massachusetts Institute of Technology and an M.B.A. degree from the Simon School of the University of Rochester.

Keith M. Wilson has served as a director and as Executive Vice President and Chief Financial Officer of PAETEC Holding since August 2006. Mr. Wilson has served as Executive Vice President and Chief Financial

Officer of PAETEC Corp. and PAETEC Communications, Inc. since January 2001, and as a director of PAETEC Corp. since March 2006. From June 1999 until January 2001, Mr. Wilson served as Vice President and head of the Telecommunications Finance Group at Union Bank of California, where he focused on sourcing and providing capital for telecommunications services companies in the wireline, wireless and data services markets. From March 1998 until May 1999, Mr. Wilson was a Vice President of Merchant Banking and head of Syndicated Finance for First Dominion Capital, based in New York. Mr. Wilson also has held positions with NationsBank from September 1996 until March 1998, Bank of Boston and Fleet Bank. Mr. Wilson serves on the board of directors of the Rochester Philharmonic Orchestra. He received a B.A. degree in Political Science from Dickinson College, where he was a Nisbet Scholar, and a M.A. degree in Asian Studies from the University of Michigan.

Size and Composition of Board

PAETEC’s board of directors currently consists of nine directors. The size of the board of directors is determined by resolution of the board of directors, subject to requirements of PAETEC’s certificate of incorporation and bylaws.

Under the certificate of incorporation and bylaws, the number of directors constituting the entire board of directors may not be less than four nor more than 15 directors, except that, under the bylaws, until February 28, 2010, which is the third anniversary of the merger date for the combination of PAETEC Corp. and US LEC, or the “US LEC merger”:

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the number of “continuing PAETEC directors” serving on the PAETEC Holding board of directors will be maintained at six and the number of “continuing US LEC directors” (each as defined below) serving on the PAETEC Holding board of directors will be maintained at three;

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the ratio of continuing PAETEC directors to continuing US LEC directors serving on each committee of the PAETEC Holding board of directors, other than the committee of the PAETEC Holding board of directors constituted solely of continuing PAETEC directors (referred to as the “continuing PAETEC directors committee”) and the committee of the PAETEC Holding board of directors constituted solely of continuing US LEC directors (referred to as the “continuing US LEC directors committee”), will be maintained at a two-to-one ratio;

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all vacancies on the PAETEC Holding board of directors or board committee created by the cessation of service of a continuing PAETEC director for any reason will be filled by a nominee designated to the PAETEC Holding board of directors by the continuing PAETEC directors committee; and

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all vacancies on the PAETEC Holding board of directors or board committee created by the cessation of service of a continuing US LEC director for any reason will be filled by a nominee designated to the PAETEC Holding board of directors by the continuing US LEC directors committee.

The terms “continuing PAETEC directors” and “continuing US LEC directors” for these purposes mean, respectively, the directors of PAETEC Corp. or US LEC who were appointed or designated to serve as directors of PAETEC Holding as set forth in the PAETEC Corp. and US LEC merger agreement and any other directors of PAETEC Holding who take office after the date of the US LEC merger agreement and before February 28, 2010 who are nominated or designated to the PAETEC Holding board of directors by the continuing PAETEC directors committee or the continuing US LEC directors committee, as applicable. Currently, the continuing PAETEC directors are Messrs. Chesonis, Frisby, Kofalt, McDermott, Wilson and Zupan, and the continuing US LEC directors are Messrs. Aab, Ganatra and Mac Donald.

Until February 28, 2010, any amendments relating to the foregoing PAETEC Holding board and committee representation rights of the continuing PAETEC directors and continuing US LEC directors or any increase in the number of directors that constitute the full PAETEC Holding board of directors that are (1) made by the PAETEC Holding board of directors will require, in addition to any other requirements provided for in the

PAETEC Holding certificate of incorporation, the approval of the continuing PAETEC directors committee and the continuing US LEC directors committee or (2) made by the PAETEC Holding stockholders will require, in addition to any other requirements provided for in the certificate of incorporation, the affirmative vote of the holders of at least 75% in voting power of PAETEC Holding’s outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

The certificate of incorporation provides that during any period in which the holders of any series of preferred stock have the right to elect additional directors as provided by law or the certificate of incorporation, the then otherwise total authorized number of directors of PAETEC will automatically be increased by such specified number of directors, and the holders of such preferred stock will be entitled to elect the additional directors so provided for or fixed by the certificate of incorporation.

Classification of Board

The certificate of incorporation provides that the PAETEC board of directors will be divided into three classes of directors, other than those with respect to directors who may be elected exclusively by holders of any outstanding series of preferred stock. The three classes, which are required to be as nearly equal in number as possible, are designated Class I, Class II and Class III. As a result, approximately one-third of the board of directors will be elected each year. At this annual meeting of stockholders, the term of the Class I directors will expire and the Class I directors will be elected for a full term of three years. At the annual meeting of stockholders in 2008, the term of the Class II directors will expire and the Class II directors will be elected for a full term of three years. At the annual meeting of stockholders in 2009, the term of the Class III directors will expire and the Class III directors will be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Board Committees

In addition to the continuing PAETEC directors committee and the continuing US LEC directors committee described above, the board of directors has a standing audit committee and a standing compensation committee.

Audit Committee. The audit committee, which was first constituted immediately before the completion of the US LEC merger and, accordingly, held no meetings during 2006, has consisted since its initial constitution of Mr. Zupan, who serves as chairman, Mr. Ganatra and Mr. Kofalt. The board of directors has determined that each member of the audit committee is an “independent director” eligible for audit committee service under the NASDAQ Marketplace Rules, which are the rules applicable to companies with a class of securities listed on the NASDAQ Stock Market. The board of directors also has determined that Mr. Zupan is an “audit committee financial expert,” as that term is defined in Item 401(h)(2) of the SEC’s Regulation S-K, based on Mr. Zupan’s experience described above, and is “independent” of management within the meaning of the NASDAQ Marketplace Rules.

The audit committee is responsible, among its other duties and responsibilities, for engaging, overseeing, evaluating and replacing the company’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the internal audit function, reviewing the adequacy of the company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to the company’s code of conduct and other policies and procedures regarding adherence with legal requirements. The audit committee’s duties and responsibilities are set forth in its charter, which is available on PAETEC’s website at www.paetec.com.

Compensation Committee. The compensation committee, which was first constituted immediately before the completion of the US LEC merger and, accordingly, held no meetings during 2006, has consisted since its initial constitution of Mr. McDermott, who serves as chairman, Mr. Frisby and Mr. Mac Donald. The board of directors has determined that each member of the compensation committee is an “independent director” eligible for compensation committee service under the NASDAQ Marketplace Rules.

The compensation committee is responsible for establishing the compensation and benefits of the company’s chief executive officer and the other executive officers, monitoring compensation arrangements for executives for consistency with corporate objectives and stockholders’ interests, reviewing and recommending compensation paid to the company’s directors and administering the company’s equity compensation plans. The compensation committee’s duties and responsibilities are set forth in its charter, which is available on PAETEC’s website at www.paetec.com. To date, the compensation committee has not delegated any of its responsibilities, although, pursuant to its charter, the committee may delegate its authority to members of the committee.

Director Nominations Policy

The board of directors does not have a nominating committee. The board of directors believes that the governance goals advanced by the operation of a nominating committee are equally served by the operation of the alternative nominating process which is expressly permitted by the NASDAQ Marketplace Rules. In accordance with these rules, because PAETEC does not have a nominating committee, director nominees must either be selected, or recommended for the board’s selection, by a majority of the independent directors, as defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

The board of directors has, by resolution, adopted a director nominations policy. The purpose of the nominations policy is to describe the process by which, subject to provisions of PAETEC’s certificate of incorporation and bylaws, candidates for inclusion in the recommended slate of director nominees are selected. The nominations policy is administered by the board of directors.

There currently are no prescribed minimum qualifications for director candidates, although the following will be considered in connection with potential director nominees: the company’s current needs and the qualities needed for board service, including experience and achievement in business, finance, technology or other areas relevant to the company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC rules and rules of any national securities exchange on which PAETEC’s common stock is listed; service on other boards of directors; sufficient time to devote to board matters; and ability to work effectively and collegially with other board members. Appropriate inquiries will be conducted into the background and qualifications of any potential new director candidates who appear upon first consideration to meet the board’s selection criteria and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

Multiple sources for identifying director candidates, including the board’s contacts and referrals from other directors, members of management, company advisers, and executive search firms, may be used. Director candidates recommended by stockholders will be considered and evaluated in the same manner in which candidates recommended by other sources are evaluated. In making recommendations for director nominees for the annual meeting of stockholders, any written recommendations of director candidates by stockholders received by PAETEC’s Secretary no later than 120 days before the anniversary of the previous year’s annual meeting of stockholders will be considered. Recommendations must be mailed to PAETEC Holding Corp., 600 Willowbrook Office Park, Fairport, New York 14450, Attention: Secretary, and include (1) the candidate’s name and address, (2) a statement of the candidate’s qualifications to serve on the board of directors, (3) such other information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules if the candidate were nominated by the board of directors and (4) if applicable, a description of all arrangements or understandings between the candidate and the stockholder submitting the recommendation.

The board of directors intends to review the nominations policy from time to time to consider whether modifications to the policy may be advisable as the company’s needs and circumstances evolve, and as applicable legal or securities listing standards change. The board of directors may amend the nominations policy at any time.

Under PAETEC’s bylaws, a stockholder wishing to nominate a person for election as a director of PAETEC at any meeting of stockholders must comply with specific notice requirements. To be timely, the stockholder’s notice must be delivered to the Secretary of PAETEC not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not less than 90 days or more than 120 days prior to such annual meeting or not later than the tenth day following the day on which public announcement of the date of such annual meeting is first made by PAETEC. To be in proper form, a stockholder’s notice to the Secretary must set forth the following information:

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all information relating to the proposed nominee required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act, and such proposed nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected;

•	the name and address of such stockholder, as they appear on PAETEC’s books, and the name and address of such beneficial owner;

•	the class and number of shares of capital stock which are owned beneficially and of record by such stockholder and such beneficial owner;

•	a representation that the stockholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

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a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding PAETEC capital stock required to approve or adopt the proposal or elect the nominee or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

PAETEC may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director. Notwithstanding any of the foregoing, no individual may be nominated to stand for election or appointed to the board of directors without the approval by majority vote of the independent directors of the board.

Communications With the Board of Directors

PAETEC’s board of directors welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may communicate any concerns they may have about PAETEC directly either to the full board of directors or to the non-management directors as a group by mailing their communications to PAETEC at the following address: PAETEC Holding Corp., 600 Willowbrook Office Park, Fairport, New York 14450, Attention: Secretary. The Secretary will review and forward all stockholder communications and other communications from interested parties to the intended recipient, except for those communications that are outside the scope of board matters or duplicative of other communications by the applicable person.

Director Attendance at Meetings

Before completion of the US LEC merger on February 28, 2007, the PAETEC Holding Corp. board of directors consisted of a sole director. As a result, there were no meetings of the board of directors in 2006.

Director Independence

PAETEC has identified the following directors as independent directors within the meaning of Rule 10-A3(b)(1) under the Exchange Act and Rule 4200(a)(15) of the NASDAQ Marketplace Rules: Messrs. Frisby, Ganatra, Kofalt, Mac Donald, McDermott and Zupan.

In determining the independence of these individuals, PAETEC considered applicable NASDAQ Marketplace Rules and SEC rules and a variety of other factors, including the following: with respect to Mr. Kofalt, payments made before 2001 by PAETEC Corp. to affiliates of Mr. Kofalt for specified services; and with respect to Mr. Ganatra, his status as a co-founder of US LEC, his service before 2002 as an executive officer of US LEC, his prior consulting arrangements with US LEC, and his service from November 2006 to February 2007 as interim Chief Executive Officer of US LEC.

In accordance with the NASDAQ Marketplace Rules, because PAETEC does not have a nominating committee, director nominees must either be selected, or recommended for the board’s selection, by a majority of the independent directors, as defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules. Other than the directors identified above as such independent directors, the board of directors has not identified any additional directors serving on the PAETEC board of directors as independent directors for these purposes.

Compensation of Directors

Before completion of the US LEC merger on February 28, 2007, the sole director of PAETEC Holding did not receive any compensation. Following completion of the merger, and thus beginning February 28, 2007, the board of directors approved the following policies relating to the compensation of directors. Directors who are also PAETEC officers or employees would not receive any additional compensation for serving on PAETEC’s board of directors or any of its committees. Each non-employee director would be entitled for his board service to annual fees of $50,000, which would be payable in cash in four equal quarterly installments in arrears. In addition, Mr. Ganatra would be entitled to participate in PAETEC’s health insurance plan in which PAETEC covers a portion of the expenses. Directors would be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their board service.

In October 2007, the compensation committee of the board of directors recommended, and the board of directors approved, the following revised policies relating to the compensation of directors for their service on the board of directors and its committees. Under the new policies, the audit committee chairman will receive annual cash fees of $80,000 and an annual grant of stock options for 10,000 shares of common stock and restricted stock units for 10,000 shares of common stock. The other audit committee members will receive annual cash fees of $60,000 and an annual grant of stock options for 7,000 shares of common stock and restricted stock units for 7,000 shares of common stock. The compensation committee chairman will receive annual cash fees of $70,000 and an annual grant of stock options for 8,000 shares of common stock and restricted stock units for 8,000 shares of common stock. The other compensation committee members will receive annual cash fees of $50,000 and an annual grant of stock options for 5,000 shares of common stock and restricted stock units for 5,000 shares of common stock. The Vice Chairman is entitled for his board service to annual cash fees of $70,000 and an annual grant of stock options for 8,000 shares of common stock and restricted stock units for 8,000 shares of common stock. Directors who are also PAETEC employees do not receive any additional compensation for serving on PAETEC’s board of directors of any of its committees. Each of the foregoing annual equity grants for 2007 was made on October 16, 2007.

All cash fees are payable in four equal quarterly installments in arrears. All equity grants will vest with respect to one-third of the underlying shares of common stock on each of the first, second and third anniversaries of the grant date.

The compensation committee also recommended making a one-time grant of restricted stock units for 40,000 shares of common stock to Mr. Mac Donald to put Mr. Mac Donald in a position comparable to that of the other non-employee directors with respect to receipt of equity-based compensation for service on the board of directors and its committees. Mr. Mac Donald received this one-time grant on October 16, 2007.

Executive Compensation

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee was an officer or employee of PAETEC Corp. or any subsidiary of PAETEC Corp. during 2006. There are no interlock relationships as defined in the applicable SEC rules.

Compensation Committee Report

The compensation committee of the PAETEC board of directors has reviewed and discussed the compensation discussion and analysis included in this proxy statement with PAETEC’s management and, based on that review and discussion, recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement.

By the Compensation Committee

William R. McDermott, Chair
H. Russell Frisby, Jr.
Michael C. Mac Donald

Compensation Discussion and Analysis

Overview. PAETEC Holding Corp. was formed in August 2006 for purposes of holding both PAETEC Corp. and US LEC Corp. as wholly-owned subsidiaries following completion of the business combination by merger of those two companies. Before completion of the US LEC merger on February 28, 2007, PAETEC Holding was a newly formed company with no operations. PAETEC Holding did not constitute its board of directors or establish a compensation committee as required under the NASDAQ Marketplace Rules until the completion of the US LEC merger, when it appointed Messrs. McDermott, Frisby and Mac Donald to the compensation committee. In accordance with the US LEC merger agreement and PAETEC’s bylaws, Messrs. McDermott and Frisby are directors designated by PAETEC Corp. and Mr. Mac Donald is a director designated by US LEC. Although the board of directors of PAETEC approved the PAETEC Holding 2007 Omnibus Incentive Plan in connection with the US LEC merger, the philosophy and objectives of PAETEC’s executive compensation programs have not yet been determined. The formulation of PAETEC’s executive compensation philosophy and objectives and the adoption and implementation of PAETEC’s executive compensation programs will be undertaken by the compensation committee.

As of the date of this proxy statement, the only action taken by the compensation committee with respect to executive compensation since the completion of the merger has been to approve the 2007 annual cash bonus plan structure and goals for PAETEC’s executive officers, including the named executive officers included in the tables below. Other than as a result of this action, PAETEC Holding has maintained PAETEC Corp.’s compensation structure and policies. The compensation amounts presented in the compensation tables below represent compensation amounts paid by PAETEC Corp. with respect to its executive officers. Such amounts may not be indicative of future compensation that PAETEC Holding will award to its executive officers.

Incentive Plans. PAETEC expects that the compensation committee will approve equity incentive awards to its executive officers pursuant to the 2007 Omnibus Incentive Plan. In negotiating the US LEC merger agreement, PAETEC Corp. and US LEC agreed that the adoption of an equity plan for PAETEC Holding at the closing of the US LEC merger would facilitate implementation of PAETEC’s future executive compensation programs. The 2007 Omnibus Incentive Plan was approved with a view to providing PAETEC’s compensation committee, as administrator of the plan, with the maximum flexibility to structure compensation programs that are consistent with PAETEC’s overall goals and strategic direction and that provide a wide range of incentives to encourage and reward superior performance. The plan’s purpose is to provide incentives to PAETEC’s named executive officers and other employees to expend their maximum effort to improve the company’s operating results primarily by giving plan participants an opportunity to acquire or increase a direct proprietary interest in PAETEC’s future success through their ownership of common stock. A total of 10,000,000 shares of PAETEC common stock are available for issuance under the plan in connection with equity awards. The plan also provides for the grant of performance incentives in the form of cash-based awards.

In administering the plan, the compensation committee has the discretion to determine, for each award period, the portion of each named executive officer’s total compensation that will consist of awards under the plan, the mix of short-term and long-term incentives represented by the awards, the allocation of the awards between equity and cash-based incentives, the forms of the equity awards, and the service-based requirements and performance goals the officer will have to satisfy to receive payment under the awards. PAETEC expects that a portion of each named executive officer’s future total compensation will be delivered in the form of equity in order to align the officer’s interests with the interests of PAETEC’s stockholders. The compensation committee is authorized to make equity awards in the form of stock options, stock appreciation rights, restricted stock and restricted stock units, dividend equivalent rights, performance shares and performance units. The committee’s compensation philosophy will determine the manner in which it exercises its discretion to structure equity awards to achieve the plan’s purpose. All forms of equity awards other than performance shares and units will vest either on the basis of the named executive officer’s satisfaction of performance goals established by the compensation committee or on the basis of the passage of time and the officer’s continued employment. Awards of performance shares and performance units will pay out only if the named executive officer meets specific performance goals established by the committee.

PAETEC expects that a portion of the cash compensation of each PAETEC named executive officer will be performance-based and paid in the form of annual executive incentive bonuses under the company’s annual cash bonus plan. The annual cash bonus plan contemplates that any bonuses or other cash-based awards under the plan will reward the officer for contributions to the company’s achievement of financial success as measured by the attainment of one or more of the types of performance goals listed in the plan. Those performance goals may include, among others, net income, operating earnings, earnings per share, earnings before interest, taxes, depreciation, or amortization, or “EBITDA,” sales or revenue growth, return on assets or other return measures, cash flow, market share and working capital targets. The compensation committee approved performance goals for the 2007 fiscal year under the annual cash bonus plan for some of the named executive officers in May 2007 and for other named executive officers in August 2007. The performance goals set by the compensation committee for these individuals for fiscal year 2007 relate to the achievement of specified EBITDA and customer satisfaction targets. In general, in establishing the goals for any award, the compensation committee has the discretion to determine the achievement of the goals on a consolidated basis or with respect to specified subsidiaries or business units, as well as to compare the performance goals against the company’s business plan for the designated period, the performance of a group of comparative companies, a published index, or a special index approved by the committee.

Impact of Accounting and Tax Treatments on Executive Compensation. PAETEC is required to accrue awards paid to its executive officers as an expense when earned by the officer. Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, or “SFAS 123R,” requires PAETEC to recognize compensation expense within its income statement for all share-based payment arrangements, which will include most of the equity awards under the 2007 Omnibus Incentive Plan. The expense will be based on the grant-date fair value of the equity awards granted and, in most cases, will be recognized ratably over the requisite service period.

Section 162(m) of the Internal Revenue Code limits public companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and, pursuant to recent interpretations by the Internal Revenue Service, the three most highly compensated executive officers determined at the end of each year. Performance-based compensation is excluded from this limitation. The 2007 Omnibus

Incentive Plan is designed to permit the compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

Retroactive Adjustment of Share Amounts and Exercise Prices for Merger

Pursuant to the combination by merger of PAETEC Corp. and US LEC Corp. on February 28, 2007, each outstanding share of Class A common stock of PAETEC Corp. was converted into the right to receive 1.623 shares of the common stock of PAETEC Holding and each outstanding share of US LEC Class A common stock was converted into the right to receive 1.000 share of PAETEC Holding common stock. At the effective time of the US LEC merger on February 28, 2007, each then outstanding option, warrant or other right to acquire common stock of PAETEC Corp. or US LEC, whether or not vested or exercisable at that time, was assumed by PAETEC Holding and converted into an option, warrant or other right, as applicable, to purchase PAETEC Holding common stock on the same terms and conditions applicable to such option, warrant or right in effect before the merger, including existing vesting and exercisability provisions without any acceleration, except that the number of shares subject to, and (to the extent applicable) the per share exercise price of, the option, warrant or other right were adjusted based on the applicable exchange ratio. All share amounts and exercise prices set forth in this Executive Compensation section have been retroactively adjusted to give effect to these transactions as if they had occurred at the beginning of the periods presented.

Unless the context indicates otherwise, all references below in this Executive Compensation section to “PAETEC” are to PAETEC Corp.

Summary Compensation Table

The following summary compensation table shows the compensation paid for 2006 to PAETEC Corp.’s chief executive officer, chief financial officer and each of PAETEC Corp.’s other three most highly compensated executive officers for 2006. We refer to these five executive officers in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)		Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Arunas A. Chesonis	2006	500,000	2,500,000	421,914	(5)	144,211	245,000	4,400	3,815,525
Chairman, President and Chief Executive Officer

Edward J. Butler	2006	330,000	500,000	421,914	(5)	115,371	168,168	4,400	1,539,853
Executive Vice President and Chief Operating Officer

Keith M. Wilson	2006	330,000	500,000	421,914	(5)	28,842	161,700	4,400	1,446,856
Executive Vice President and Chief Financial Officer

John P. Baron	2006	250,000	200,000	202,988	(5)	115,371	84,375	4,400	857,134
Chief Marketing and Training Officer

Jeffrey L. Burke	2006	250,000	100,000	140,638	(5)	211,332	81,150	4,400	787,520
Executive Vice President, Strategic Markets

(1)	Represents retention bonuses paid in connection with PAETEC Corp.’s June 2006 leveraged recapitalization.
(2)	Represents the compensation cost of option awards recognized by PAETEC in 2006, as computed in accordance with SFAS 123R, other than the exclusion of any estimates of forfeitures relating to service-

based vesting. For a discussion of the assumptions used in this valuation, see Note 10 to PAETEC’s consolidated financial statements as of and for the year ended December 31, 2006 in PAETEC’s Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC, or the “2006 Form 10-K.”

(3)	Represents total cash awards paid pursuant to the PAETEC Annual 2006 Bonus Plan, which were paid on August 18, 2006 and February 16, 2007.
(4)	The amounts shown consist of matching contributions by PAETEC pursuant to its 401(k) savings and retirement plan. The incremental cost of perquisites is less than the $10,000 minimum required for disclosure.
(5)	PAETEC Corp. did not recognize any compensation cost during 2006 for the restricted stock awards granted to Messrs. Butler, Wilson, Baron and Burke in August 2006 because the terms of these restricted stock units provided that, if the US LEC merger had not occurred before the outside date specified in the US LEC merger agreement, as amended from time to time, or if the US LEC merger agreement was otherwise terminated prior to such date, the restricted stock units would have expired without delivery of any of the shares subject to the stock units. Because the merger was completed on February 28, 2007, PAETEC has since begun to recognize compensation expense on these awards. The amounts shown represent the compensation cost of stock awards recognized by PAETEC in 2006, as computed in accordance with SFAS 123R, other than the exclusion of any estimate of forfeitures relating to service-based vesting. For a discussion of the assumptions used in this valuation, see Note 10 to PAETEC’s consolidated financial statements as of and for the year ended December 31, 2006 in the 2006 Form 10-K.

Grants of Plan-Based Awards Table

The following table presents information with respect to the grants of plan-based awards by PAETEC Corp. to the named executive officers during 2006:

Name	Grant Date	Date of Board of Directors Approval (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Target) ($) (2)	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(5)
Arunas A. Chesonis	6/12/06	6/7/06	248,500	973,800	(3)	2,280,000

Edward J. Butler	6/12/06 8/11/06	6/7/06 8/10/06	164,010 —	973,800 210,990	(3) (4)	2,280,000 906,100

Keith M. Wilson	6/12/06 8/11/06	6/7/06 8/10/06	164,010 —	973,800 178,530	(3) (4)	2,280,000 766,700

John P. Baron	6/12/06 8/11/06	6/7/06 8/10/06	87,500 —	324,600 37,329	(3) (4)	760,000 160,310

Jeffrey L. Burke	6/12/06 8/11/06	6/7/06 8/10/06	87,500 —	324,600 64,920	(3) (4)	760,000 278,800

(1)	The restricted stock units granted pursuant to the PAETEC Corp. Executive Incentive Plan in connection with PAETEC Corp.’s June 2006 leveraged recapitalization were approved by the PAETEC Corp. board of directors on June 7, 2006 subject to consummation of the recapitalization, which occurred on June 12, 2006. The restricted stock units granted pursuant to the PAETEC Corp. 2001 Stock Option and Incentive Plan in connection with the proposed US LEC merger was approved by the PAETEC Corp. board of directors on August 10, 2006 subject to execution of the US LEC merger agreement, which occurred as of August 11, 2006.
(2)	Of this amount, $96,250 and $148,750 were paid to Mr. Chesonis, $69,933 and $98,175 were paid to Mr. Butler, $63,525 and $98,175 were paid to Mr. Wilson, $31,250 and $53,125 were paid to Mr. Baron, and $31,250 and $49,900 were paid to Mr. Burke on August 18, 2006 and February 16, 2007, respectively, in accordance with the PAETEC Annual 2006 Bonus Plan. These amounts are reflected in the Summary Compensation Table above. The PAETEC Annual 2006 Bonus Plan did not provide for a threshold amount and the target amount represents the maximum payable pursuant to the plan.
(3)	Represents restricted stock units granted pursuant to the PAETEC Corp. Executive Incentive Plan.

(4)	Represents restricted stock units granted pursuant to the pursuant to the PAETEC Corp. 2001 Stock Option and Incentive Plan.
(5)	Represents the grant date fair value of stock unit awards granted during 2006, computed in accordance with SFAS 123R.

Narrative Discussion to the Summary Compensation Table and Grants of Plan-Based Awards Table

Severance Agreements. For a discussion of PAETEC Corp.’s senior officer confidentiality, nonsolicitation, noncompetition and severance agreements that were entered into with each of the named executive officers in March 2003 and assumed by PAETEC Holding upon completion of the US LEC merger, see “Narrative Disclosure of Termination and Change in Control Payments” below.

June 2006 Restricted Stock Units. In June 2006, Messrs. Chesonis, Butler and Wilson each received restricted stock units for 973,800 shares of PAETEC Corp. Class A common stock and Messrs. Baron and Burke each received restricted stock units for 324,600 shares of PAETEC Corp. Class A common stock. The restricted stock units vest with respect to all shares subject to the units on the third anniversary of the date of grant, subject to acceleration based upon various termination events, as discussed below. The vesting of each executive’s restricted stock units will continue during the period of the non-competition covenant set forth in the executive’s senior officer confidentiality, nonsolicitation, noncompetition and severance agreements, so long as the executive continues to comply with the covenant. See “Narrative Disclosure of Termination and Change in Control Payments” below.

August 2006 Restricted Stock Units. Messrs. Butler, Wilson, Baron and Burke received restricted stock units for 210,990, 178,530, 37,329 and 64,920 shares, respectively, of PAETEC Corp. Class A common stock in connection with PAETEC Corp.’s execution of the merger agreement with US LEC in August 2006. The terms of these restricted stock units provided that, if the US LEC merger had not occurred before the outside date specified in the US LEC merger agreement, as amended from time to time, or if the US LEC merger agreement was otherwise terminated before such date, the restricted stock units would have expired without delivery of any of the shares subject to the stock units. The restricted stock units will vest with respect to all shares subject to the units on the fourth anniversary of the date of grant.

Annual 2006 Bonus Plan. PAETEC Corp. maintained an annual non-equity bonus plan for the benefit of its corporate officers, including the named executive officers, and all full-time and part-time non-commissioned employees of the company and its subsidiaries. Under the plan, annual financial and operating performance targets were established to determine a company bonus percentage and a maximum company bonus pool for the year. For 2006, these financial and operating performance targets included revenue, earnings before interest, taxes, depreciation and amortization, and other specified items, and capital budget targets.

A standard bonus percentage for each corporate officer, including the named executive officers, was calculated by multiplying the company bonus percentage by a multiple that was based on the executive’s employment classification level within the company. The executive’s standard bonus target was calculated by multiplying the executive’s annual base salary by his standard bonus percentage. The executive’s actual bonus payout, if any, was determined by reference to the standard bonus target, but was based on the individual’s performance toward achievement of individual, departmental and/or corporate goals as outlined by the executive’s supervisor.

On March 14, 2006, Messrs. Chesonis, Butler, Wilson, Baron and Burke were each granted a non-equity incentive plan award subject to the achievement of performance targets pursuant to the bonus plan. The target amounts of the award for Messrs. Chesonis, Butler, Wilson, Baron and Burke were $248,500, $164,010, $164,010, $87,500 and $87,500, respectively, and were based on achievement of targets for 2006 of $580 million of revenue, $90 million of earnings before interest, taxes, depreciation and amortization, and other specified items, and $50 million of capital budget. Progress payments were made by PAETEC Corp. to each named executive officer in accordance with the PAETEC Annual 2006 Bonus Plan on August 18, 2006, and the remaining payments were made on February 16, 2007. These amounts are reflected in the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information with respect to the outstanding equity awards at 2006 fiscal year-end for the named executive officers:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Arunas A. Chesonis	—	—		—	—	973,800	(1)	8,150,706	(2)
	179,687	—		2.38	3/26/07	—		—
	226,062	—		2.16	3/26/12	—		—
	30,430	33,811	(3)	2.04	4/2/08	—		—
	273,883	67,625	(3)	1.85	4/2/13	—		—

Edward J. Butler	—	—		—	—	1,184,790	(1)	9,916,692	(2)
	486,899	—		2.16	3/26/12	—		—
	243,450	81,149	(3)	1.85	4/2/13	—		—

Keith M. Wilson	—	—		—	—	1,152,330	(1)	9,645,002	(2)
	730,349	—		4.01	6/15/11	—		—
	60,862	20,288	(3)	1.85	4/2/13	—		—

John P. Baron	—	—		—	—	361,929	(1)	3,029,346	(2)
	486,899	—		2.16	3/26/12	—		—
	243,450	81,149	(3)	1.85	4/2/13	—		—
Jeffrey L. Burke	—	—		—	—	389,520	(1)	3,260,282	(2)
	16,230	—		4.93	3/9/11	—		—
	16,230	—		1.85	11/4/12	—		—
	16,230	—		1.85	3/15/13	—		—
	365,173	121,726	(4)	1.85	3/31/13	—		—
	60,862	20,288	(5)	2.78	9/30/13	—		—

(1)	Represents restricted stock units granted on June 12, 2006 and, for Messrs. Butler, Wilson, Baron and Burke, August 10, 2006. All of the June 12, 2006 restricted stock units will vest on June 12, 2009. All of the August 10, 2006 restricted stock units will vest on August 12, 2010.
(2)	Amount shown is determined by multiplying the value of PAETEC Corp.’s common stock as of December 29, 2006 by the number of units of stock subject to the restricted stock awards.
(3)	The unexercisable, or unvested, portion of these awards vested on March 1, 2007.
(4)	The unexercisable, or unvested, portion of these awards vested on March 31, 2007.
(5)	The unexercisable, or unvested, portion of these awards will vest on September 30, 2007.

Option Exercises and Stock Vested

None of the named executive officers exercised any stock options during the 2006 fiscal year or held any stock awards other than stock options that vested during the 2006 fiscal year.

Termination and Change in Control Payments

Each of the named executive officers is eligible to receive payments and other benefits, subject to the conditions described below, pursuant to each executive’s senior officer confidentiality, nonsolicitation, noncompetition and severance agreement with PAETEC Corp. entered into in March 2003 and assumed by PAETEC Holding upon completion of the US LEC merger. The terms are identical in each of the agreements.

These agreements are referred to as the “severance agreements.” In addition, each of the named executive officers has received option grants that provide for the acceleration of vesting upon a change of control.

Payments and Benefits. For each termination event described below in which the executive is entitled to receive benefits from PAETEC Holding, the executives will also be entitled to continued eligibility for participation in PAETEC Holdings’ benefit and health programs for a period of two years following termination. In addition, the executive will be entitled to a payment during each of the two years after termination of an amount equal to the greater of 40% of the highest annualized base salary described under “Terms of Payments” below, or the maximum amount that the executive would have been eligible to receive under the bonus plan for that year if the bonus year had been completed and all applicable bonus targets had been exceeded at the highest levels. These benefits and payments are included in the estimates set forth below. For purposes of the estimates, PAETEC has assumed the named executive officer is eligible to receive the maximum amount under the Annual 2006 Bonus Plan for purposes of the “Bonus Due,” and an 18% benefits rate for purposes of “Benefits and Health Programs.”

The payments that may be payable to each of the executives under the severance agreements are as follows:

•

Death, Disability, for Cause or for Good Reason. No executive will be entitled to payments or other benefits if the termination results from death or disability, or is for “cause” or for “good reason.” As defined in the severance agreements, “cause” means the termination of the executive officer’s employment due to:

•

the executive officer’s material failure or refusal to perform the duties assigned to him, so long as the chief executive officer (or the board of directors, in the case of the chief executive officer) gives the executive officer written notice of the executive officer’s refusal to perform his duties or to comply with such directives and 20 days to remedy such refusal, so long as the executive officer’s duties and directives are not inconsistent with those of other individuals reporting directly to the chief executive officer or the board of directors, as the case may be;

•

the executive officer’s refusal to follow the reasonable directives of the board of directors or the chief executive officer, so long as the chief executive officer (or the board of directors, in the case of the chief executive officer) gives the executive officer written notice of his refusal to perform such directives and 20 days to remedy such refusal, so long as the directives are not inconsistent with those of other individuals reporting directly to the chief executive officer or the board of directors, as the case may be; or

•	conviction of a felony.

•

Any Reason Other Than Death, Disability, for Cause or for Good Reason. If an executive officer’s employment is terminated for any reason other than death, disability, for cause or for good reason, PAETEC will make payments to the executive for each of the two years after termination of his employment in an amount equal to the highest annualized base salary paid to the executive officer at any time during the one-year period immediately preceding the employment termination date. Assuming a December 31, 2006 termination event, the aggregate payments over the two-year period are estimated to be as follows:

Name	Salary Due	Bonus Due	Benefits and Health Programs	Total Due
Arunas A. Chesonis	$1,000,000	$497,000	$180,000	$1,677,000
Edward J. Butler	$660,000	$328,020	$118,800	$1,106,820
Keith M. Wilson	$660,000	$328,020	$118,800	$1,106,820
John P. Baron	$500,000	$175,000	$90,000	$765,000
Jeffrey L. Burke	$500,000	$175,000	$90,000	$765,000

•

By the Executive for Good Reason or by PAETEC Within One Year of a Change in Control. If an executive officer terminates his employment for “good reason,” or if the employment is terminated by PAETEC at any time within one year following the closing of any specified change in control transaction, PAETEC will be obligated to make payments to the executive officer for each of the two years after termination of his employment in an amount equal to two times the highest annualized base salary paid to the executive at any time during the one-year period immediately preceding the employment termination date. As defined in the severance agreements, termination for “good reason” means termination due to specified assignments having reduced responsibilities, reduced base salary, specified relocation events or voluntary resignation within 90 days following a change in control transaction. Assuming a December 31, 2006 termination event, the aggregate payments over the two-year period are estimated to be as follows:

Name	Salary Due	Bonus Due	Benefits and Health Programs	Total Due
Arunas A. Chesonis	$2,000,000	$497,000	$180,000	$2,677,000
Edward J. Butler	$1,320,000	$328,020	$118,800	$1,766,820
Keith M. Wilson	$1,320,000	$328,020	$118,800	$1,766,820
John P. Baron	$1,000,000	$175,000	$90,000	$1,265,000
Jeffrey L. Burke	$1,000,000	$175,000	$90,000	$1,265,000

On August 11, 2006, PAETEC Corp. amended the senior officer confidentiality, nonsolicitation, noncompetition and severance agreements between it and each of the named executive officers, among other members of senior management, to provide that, if the executive voluntarily resigned from PAETEC within 90 days following the completion of the US LEC merger, the executive would not be entitled to receive a cash severance payment in an amount equal to two times the highest annualized base salary paid to the executive at any time during the one-year period immediately preceding the employment termination date. In consideration for entering into this amendment, PAETEC amended the cash bonus agreements between it and each of these executives described above. Under the amendments, PAETEC terminated the provisions of the June 2006 retention bonuses paid to these executives that required each of the executives to repay 1/36th of the total bonus amount for each calendar month less than 36 calendar months in which the executive remained employed by PAETEC following the bonus payment date.

Terms of Payments. In those years in which an executive is entitled to receive two times his annualized base salary, each regular payroll payment that is due to the executive will be doubled. Payment of the annual bonus amounts will be made in accordance with customary annual bonus payout practices. Accordingly, payment will be made to the executive at the same time and in the same manner as the annual bonus is paid out to employees generally. In any year in which there is no bonus payout to employees generally, the annual bonus amount due to the executive will be paid in full no later than February 1 of the next calendar year.

Equity Compensation. The severance agreements provide that the two-year non-competition period following termination will count as two years of service for purposes of calculating the vested portion of any stock options held by the executive and of the restricted stock units awarded to the executive in June 2006. In addition, the option agreements between PAETEC and each of the executives provide for the immediate acceleration of any unvested portion of the option award upon a change of control. For purposes of the option agreements, a change of control means (1) the sale of all or substantially all of PAETEC’s assets, or the sale of a majority of its outstanding shares, whether by way of merger, consolidation, business combination or otherwise, or (2) a tender offer or exchange offer for the ownership of PAETEC’s securities representing more than 50% of the combined voting power of PAETEC’s then outstanding voting securities. The option agreements also provide that, following a change of control, the executive may exercise vested options within ten years of the effective date of the PAETEC Corp. 2001 Stock Option and Incentive Plan, as amended, or March 9, 2001. The US LEC merger did not constitute a change of control transaction for the purposes of these option agreements.

Assuming a December 31, 2006 termination event for purposes of the severance agreements, or a December 31, 2006 change of control for purposes of the executives’ option agreements, the number and value of options that would vest for each executive under the option agreements or be subject to the two-year period of continued vesting under the severance agreements would be as follows:

Name	Number of Options	Value of Options
Arunas A. Chesonis	101,436	$654,939	(1)
Edward J. Butler	81,149	$529,091	(1)
Keith M. Wilson	20,288	$132,278	(1)
John P. Baron	81,149	$529,091	(1)
Jeffrey L. Burke	121,726	$793,654	(2)
Jeffrey L. Burke	20,288	$113,410	(3)

(1)	The value of the options is calculated based upon the difference between the value of PAETEC Corp. common stock on December 31, 2006 of $8.37 per share, and the exercise price of each of the options, or $1.85 for 67,625 of the shares subject to options and $2.04 for 33,811 of the shares subject to options. For purposes of triggering events covered by the severance agreements, the options will continue to vest in accordance with the original vesting schedule during the two-year period following the executive’s termination, if the executive continues to meet the conditions set forth below. However, the value of the unvested options on the date of vesting will depend upon the value of PAETEC’s common stock on the date of vesting.
(2)	The value of the options is calculated based upon the difference between the value of PAETEC Corp. common stock on December 31, 2006 of $8.37 per share, and the exercise price of each of the options, or $1.85. For purposes of triggering events covered by the severance agreements, the options will continue to vest in accordance with the original vesting schedule during the two-year period following the executive’s termination, if the executive continues to meet the conditions set forth below. However, the value of the options on the date of vesting will depend upon the value of PAETEC’s common stock on the date of vesting.
(3)	The value of the options is calculated based upon the difference between the value of PAETEC Corp. common stock on December 31, 2006 of $8.37 per share, and the exercise price of each of the options, or $2.78. For purposes of triggering events covered by the severance agreements, the options will continue to vest in accordance with the original vesting schedule during the two-year period following the executive’s termination, if the executive continues to meet the conditions set forth below. However, the value of the options on the date of vesting will depend upon the value of PAETEC’s common stock on the date of vesting.

Conditions to Receipt of Payments and Benefits. Each of the severance agreements conditions the payments and other benefits described above on continued compliance by the executive officers with a two-year noncompetition and nonsolicitation covenant. These covenants provide that, for a period of two years after the termination or resignation of the executive officer’s employment for any reason, the executive officer will not:

•	solicit or serve any of PAETEC’s clients, customers or employees;

•

direct any business from, or enter into competition with, PAETEC in any line of business in which the company is then conducting operations that generate more than 10% of its total business revenue; or

•

serve as an employee, partner, 10% or greater stockholder, officer, member, manager, director, consultant or other representative of any entity engaged in the activities restricted by the covenants above.

If an applicable final judgment that an executive officer violated the terms of these covenants is obtained, the company may, in addition to all other available remedies, discontinue its provision of the payments and benefits described above, including continued vesting of the applicable equity awards.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

After its formation on February 28, 2007, and in connection with the filing of PAETEC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 with the Securities and Exchange Commission, the audit committee of the board of directors of PAETEC reviewed with PAETEC’s management and Deloitte & Touche LLP (“Deloitte & Touche”), PAETEC’s independent registered public accounting firm, the scope of the annual audit and audit plans, the results of internal and external audit examinations, the quality of PAETEC’s financial reporting, and PAETEC’s process for legal and regulatory compliance.

Management is responsible for PAETEC’s system of internal control and the consolidated financial statements and financial reporting process. Deloitte & Touche is responsible for performing an audit and issuing a report on PAETEC’s consolidated financial statements.

Consistent with this oversight responsibility, Deloitte & Touche reports directly to the audit committee. The audit committee appointed Deloitte & Touche as PAETEC’s independent registered public accounting firm and approved the firm’s compensation.

The audit committee discussed with Deloitte & Touche the matters required to be discussed by the NASDAQ Stock Market, the Securities and Exchange Commission, the Public Company Accounting Oversight Board, and the American Institute of Certified Public Accountants’ Statement on Auditing Standards No. 61, Communication with Audit Committee, as amended. In addition, the audit committee has received from Deloitte & Touche the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Deloitte & Touche the firm’s independence from PAETEC and its management.

In reliance on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors approved, the inclusion of the audited consolidated financial statements in PAETEC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

By the Audit Committee

Mark Zupan, Chair

Tansukh V. Ganatra

James A. Kofalt

EMPLOYEE STOCK PURCHASE PLAN PROPOSAL

(Proposal 2)

PAETEC’s stockholders are asked to consider and vote upon a proposal to approve the PAETEC Holding Corp. Employee Stock Purchase Plan, which we refer to as the “employee stock purchase plan.”

The board of directors approved PAETEC’s employee stock purchase plan on November 7, 2007, and directed that the plan be submitted for approval by PAETEC’s stockholders at this meeting. The purpose of the employee stock purchase plan is to enable eligible employees of PAETEC or any of its participating affiliates, through payroll deductions, to purchase shares of PAETEC common stock, to increase the employees’ interest in PAETEC’s growth and success and to encourage employees to remain in the employ of PAETEC or its participating affiliates. There are currently no participants in the employee stock purchase plan. Because participation in the employee stock purchase plan is subject to the discretion of each eligible employee and the amounts received by participants under the plan are subject to the fair market value of PAETEC common stock on future dates, the benefits or amounts that will be received by any participant or groups of participants if the employee stock purchase plan is approved are not currently determinable. On the record date for the PAETEC annual meeting, there were approximately five executive officers and 2,300 employees of PAETEC and its subsidiaries who were eligible to participate in the employee stock purchase plan.

Approval of the PAETEC Employee Stock Purchase Plan Proposal

The affirmative vote of the holders of a majority of the voting power of the shares of PAETEC common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal is required to approve the PAETEC employee stock purchase plan.

The PAETEC board of directors unanimously recommends that PAETEC stockholders vote “FOR” approval of the employee stock purchase plan.

Description of the Employee Stock Purchase Plan

A description of the employee stock purchase plan is set forth below. This summary is qualified in its entirety by the provisions of the employee stock purchase plan, a copy of which is attached as Annex A to this proxy statement.

Under the employee stock purchase plan, 4,100,000 shares of PAETEC common stock would be available for purchase by eligible employees of PAETEC or any of its participating affiliates. The shares of PAETEC common stock issuable under the employee stock purchase plan may be authorized but unissued shares, treasury shares or shares purchased on the open market.

The employee stock purchase plan permits eligible employees to elect to have a portion of their pay deducted by PAETEC to purchase shares of PAETEC common stock. In the event there is any increase or decrease in the PAETEC common stock without receipt of consideration by PAETEC (for instance, by a recapitalization or stock split), there will be a proportionate adjustment to the number and kinds of shares that may be purchased under the employee stock purchase plan. PAETEC will determine the length and duration of the periods during which payroll deductions will be accumulated to purchase shares of PAETEC common stock. This period is known as the “purchase period.” The first purchase period is expected to begin on April 1, 2008.

Administration. The employee stock purchase plan will be administered by the compensation committee. The compensation committee has the authority to interpret the employee stock purchase plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the employee stock purchase plan. All of the compensation committee’s determinations will be final and binding.

Eligibility. Any employee of PAETEC or its participating affiliates may participate in the employee stock purchase plan except the following, who are ineligible to participate:

•	an employee who has been employed by PAETEC or any of its participating affiliates for less than two months as of the beginning of the offering period;

•	an employee whose customary employment is for less than five months in any calendar year;

•	an employee whose customary employment is 20 hours or less per week; and

•

an employee who, after exercising such employee’s rights to purchase stock under the employee stock purchase plan, would own stock (including stock that may be acquired under any outstanding options) representing 5% or more of the total combined voting power of all classes of PAETEC capital stock.

An employee must be employed on the last day of the purchase period in order to acquire stock under the employee stock purchase plan unless the employee has become disabled, been laid off or is on an approved leave of absence.

Participation Election. An eligible employee may become a participant in the employee stock purchase plan by completing forms provided by PAETEC or its designated broker and submitting them in the manner specified by PAETEC or its designated broker. The form will authorize PAETEC to have deductions, not to exceed $25,000 in any calendar year, made from pay on each pay day following enrollment in the employee stock purchase plan. The deductions or contributions will be credited to the employee’s account under the plan. During any purchase period, an employee may not increase or decrease the employee’s percentage of payroll deduction or contribution for that purchase period, except as authorized by the committee, nor may an employee withdraw any contributed funds other than by terminating participation in the employee stock purchase plan, as described below. A participating employee may increase or decrease the employee’s payroll deduction or periodic cash payments, to take effect on the first day of the next purchase period, by delivering to PAETEC a new form regarding election to participate in the employee stock purchase plan. A participating employee may terminate payroll deductions or contributions at any time.

Purchase Price. Rights to purchase shares of PAETEC common stock will be deemed granted to participating employees as of the first trading day of each purchase period. The purchase price for each share will be set by the compensation committee. The purchase price for a purchase period may not be less than 85% of the fair market value of a share of PAETEC common stock on the first trading day of the purchase period or the day on which the shares are purchased, which we refer to as the “purchase date,” whichever is lower.

Purchase Limit. No employee may purchase PAETEC common stock in any calendar year under the employee stock purchase plan and all other “employee stock purchase plans” of PAETEC and any parent or subsidiary having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the purchase period. PAETEC may also impose a limitation on the number or value of shares of PAETEC common stock an employee may purchase during a purchase period.

Purchase of PAETEC Common Stock. On the purchase date, a participating employee will be credited with the number of whole shares of PAETEC common stock purchased under the plan for such period. PAETEC common stock purchased under the employee stock purchase plan will be held in the custody of an agent designated by PAETEC. The agent may hold the PAETEC common stock purchased under the employee stock purchase plan in stock certificates in nominee names or by book-entry registration and may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees. An employee may, at any time following the employee’s purchase of shares under the plan, instruct the agent by written notice to have all or part of such shares reissued in the employee’s own name and have the stock certificate delivered to the employee. PAETEC may elect to impose a holding period requirement of up to two years from the purchase date for shares of PAETEC common stock purchased by participating employees under the employee stock purchase plan, in which case shares may not be reissued in the employee’s name until two years have elapsed.

If in any purchase period the number of unsold shares that may be made available for purchase under the employee stock purchase plan is insufficient to permit eligible employees to exercise their rights to purchase shares, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately.

Termination of Participation. A participating employee will be refunded all monies in the employee’s account, and the employee’s participation in the employee stock purchase plan will be terminated if (1) the employee ceases to be eligible to participate in the employee stock purchase plan, (2) the employee voluntarily leaves the employ of PAETEC or a participating affiliate prior to the purchase date or (3) the employee elects to terminate participation in the employee stock purchase plan. A participating employee’s participation in the employee stock purchase plan will also terminate in the event that the board of directors elects to terminate the plan, except that termination of the plan may not impair the vested rights of the participant.

Lay-off, Authorized Leave of Absence or Disability. Payroll deductions may be suspended for a participating employee during any period of the employee’s absence from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments to the employee stock purchase plan by the employee may continue to be made in cash. If the participating employee returns to active service prior to the purchase date, the employee’s payroll deductions will be resumed. If the employee did not make periodic cash payments during the employee’s period of absence, the employee may elect:

•	to make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment;

•

not to make up the deficiency in the employee’s account, in which event the number of shares to be purchased by the employee will be reduced to the number of whole shares which may be purchased with the amount, if any, credited to the employee’s account on the purchase date; or

•	to withdraw the amount in the employee’s account and terminate the employee’s option to purchase.

If a participating employee’s period of lay-off, authorized leave of absence or disability terminates on or before the purchase date and the employee has not resumed active employment with PAETEC or a participating affiliate, the employee will receive a distribution of the employee’s account.

Transferability of Shares. No participating employee may assign the employee’s rights to purchase shares of PAETEC common stock under the employee stock purchase plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of PAETEC common stock under the employee stock purchase plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). Once a stock certificate has been issued to the employee or for the employee’s account, such certificate may be assigned like any other stock certificate.

Amendment of Plan. The board of directors may, at any time, amend the employee stock purchase plan in any respect, except that without approval of PAETEC’s stockholders, no amendment may be made that increases the number of shares that may be made available for purchase under the employee stock purchase plan, or that changes the eligibility requirements for participating in the employee stock purchase plan. No amendment may be made to the employee stock purchase plan that impairs the vested rights of participating employees.

Termination of Plan. The board of directors may terminate the employee stock purchase plan at any time and for any reason or for no reason, except that such termination may not impair any rights of participants that have vested at the time of termination. In any event, the employee stock purchase plan, without further action of the board of directors, will terminate ten years after adoption of the employee stock purchase plan by the board of directors or, if earlier, on the date on which all shares of PAETEC common stock that may be made available for purchase under the employee stock purchase plan have been issued.

Reorganizations. Upon a reorganization in which PAETEC is not the surviving corporation, a sale of all or substantially all of PAETEC’s assets, or other specified corporate transactions, the employee stock purchase plan and all rights outstanding will terminate, except to the extent provision is made in writing in connection with such transaction for the continuation or assumption of the employee stock purchase plan, or for the substitution of the rights under the employee stock purchase plan with rights covering the stock of the successor corporation.

No Employment Rights. Neither the employee stock purchase plan nor any right to purchase PAETEC common stock under the employee stock purchase plan confers upon any employee any right to continued employment with PAETEC or a participating affiliate.

Federal Income Tax Consequences

The employee stock purchase plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the employee stock purchase plan are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase PAETEC common stock (on the first day of a purchase period) or when the right to purchase PAETEC common stock is exercised (on the last day of the purchase period).

If the participating employee holds the PAETEC common stock purchased under the employee stock purchase plan for at least two years after the first day of the purchase period in which the PAETEC common stock was acquired, which we refer to as the “grant date,” and for at least one year after the PAETEC common stock is purchased, when the participating employee disposes of the PAETEC common stock, the employee will recognize as ordinary income an amount equal to the lesser of:

•	the excess of the fair market value of the PAETEC common stock on the date of disposition over the price paid for the PAETEC common stock; or

•

the fair market value of the PAETEC common stock on the grant date multiplied by the discount percentage for stock purchases under the employee stock purchase plan, which discount percentage is generally 10%, although PAETEC may use a lesser discount percentage, including a zero discount percentage.

If the participating employee disposes of the PAETEC common stock within two years after the grant date or within one year after the PAETEC common stock is purchased, the employee will recognize ordinary income equal to the fair market value of the PAETEC common stock on the last day of the purchase period in which the PAETEC common stock was acquired less the amount paid for the PAETEC common stock. The ordinary income recognition pertains to any disposition of PAETEC common stock acquired under the employee stock purchase plan, such as by sale, exchange or gift.

Upon disposition of the PAETEC common stock acquired under the employee stock purchase plan, any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the PAETEC common stock may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the PAETEC common stock for at least one year. Otherwise, the capital gain or loss will be short-term.

If the participating employee satisfies the two-year holding period for PAETEC common stock purchased under the employee stock purchase plan, PAETEC will not receive any deduction for federal income tax purposes with respect to that PAETEC common stock or the right under which it was purchased. If the employee does not satisfy the two-year holding period, PAETEC will be entitled to a deduction in any amount equal to the amount that is considered ordinary income. Otherwise, the employee stock purchase plan has no tax effect on PAETEC.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise in connection with participation in the employee stock purchase plan.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2006, PAETEC Holding did not have any equity compensation plans under which its equity securities were authorized for issuance. The following table provides information as of December 31, 2006 with respect to shares of common stock that were issuable upon the exercise of options and warrants granted or available for grant pursuant to the compensation plans or individual compensation arrangements of PAETEC Corp., along with the weighted average exercise price and the number of securities remaining available for future issuance as of such date. All shares amounts and exercise prices set forth in this section have been retroactively adjusted to give effect to the combination by merger of PAETEC Corp. and US LEC Corp. on February 28, 2007. Pursuant to this merger, each outstanding share of Class A common stock of PAETEC Corp. was converted into the right to receive 1.623 shares of the common stock of PAETEC Holding, and each then outstanding option, warrant or other right to acquire common stock of PAETEC Corp., whether or not vested or exercisable at that time, was assumed by PAETEC Holding and converted into an option, warrant or other right, as applicable, to purchase PAETEC Holding common stock on the same terms and conditions applicable to such option, warrant or right in effect before the merger, except that the number of shares subject to, and (to the extent applicable) the per share exercise price of, the option, warrant or other right were adjusted based on the exchange ratio. As further described below, the amounts do not include shares of PAETEC Holding common stock that may be issued upon exercise of outstanding options granted by US LEC Corp. prior to the completion of the US LEC merger on February 28, 2007 and assumed by PAETEC Holding in connection with that merger or shares that may be issued or that are available for future issuance in connection with awards made under the PAETEC Holding Corp. 2007 Omnibus Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	22,191,139	(1)	$2.64	(2)	12,534,082	(3)
Equity compensation plans not approved by security holders	7,117,913	(4)	$0.31	(2)	—
Total	29,309,052		$2.08		12,534,082	(3)

(1)	Includes 929,709 shares of common stock subject to issuance pursuant to restricted common stock units outstanding under the PAETEC Corp. 2001 Stock Option and Incentive Plan as of December 31, 2006.

(2)	Assumes a weighted average exercise price of $0 with respect to each restricted stock unit for common stock outstanding as of December 31, 2006.

(3)	In connection with the adoption of the PAETEC Holding Corp. 2007 Omnibus Incentive Plan as described below, PAETEC Holding resolved that upon the implementation of that plan no further awards would be made under the PAETEC Corp. 2001 Stock Option and Incentive Plan or the PAETEC Corp. 1998 Incentive Compensation Plan.

(4)	Includes 6,459,541 shares of common stock subject to issuance pursuant to restricted common stock units outstanding under the PAETEC Corp. Executive Incentive Plan as of December 31, 2006.

In connection with the completion of the US LEC merger:

•

the PAETEC Holding Corp. 2007 Omnibus Incentive Plan was approved by the PAETEC Holding board of directors on January 25, 2007, by PAETEC Corp., as the sole stockholder of PAETEC Holding before the merger, on January 26, 2007, and by the stockholders of US LEC on February 28, 2007;

•

in accordance with the merger agreement, PAETEC Holding assumed all options and restricted stock unit awards outstanding under the following equity compensation plans of PAETEC Corp. or US LEC Corp. that were previously approved by the stockholders of PAETEC or US LEC: (1) PAETEC Corp.

2001 Stock Option and Incentive Plan; (2) PAETEC Corp. 1998 Incentive Compensation Plan; and (3) US LEC Corp. 1998 Omnibus Stock Plan; and

•

in accordance with the merger agreement, PAETEC Holding assumed all options and restricted stock unit awards outstanding under the following equity compensation plans of PAETEC Corp. that were not previously approved by the stockholders of PAETEC, as further described below: (1) PAETEC Corp. Executive Incentive Plan; (2) Nonqualified Stock Option Agreement for Director of PAETEC Corp.; and (3) PAETEC Communications, Inc. Agent Incentive Plan.

The PAETEC Holding Corp. 2007 Omnibus Incentive Plan (the “2007 Incentive Plan”) was approved with a view to providing PAETEC Holding’s compensation committee, as administrator of the plan, with the flexibility to structure compensation programs that are consistent with PAETEC Holding’s overall goals and strategic direction and that provide a wide range of incentives to encourage and reward superior performance. The plan’s purpose is to provide incentives to PAETEC Holding’s executive officers and other employees to expend their maximum effort to improve the company’s operating results primarily by giving plan participants an opportunity to acquire or increase a direct proprietary interest in PAETEC Holding’s future success through their ownership of common stock. As of January 25, 2007, the date of approval of this plan, a total of 10,000,000 shares of PAETEC Holding common stock were available for issuance under the plan in connection with equity awards. The plan also provides for the grant of performance incentives in the form of cash-based awards. The 2007 Incentive Plan represents the only equity-based incentive plan in which employees or directors of PAETEC Holding are eligible to participate following the US LEC merger. Awards under the 2007 Incentive Plan may be made in the form of stock options, restricted stock, stock units, unrestricted stock, stock appreciation rights, performance awards, incentive awards and any combination of the foregoing.

The following compensation plans and individual compensation arrangements were adopted without the approval of PAETEC Corp.’s stockholders:

PAETEC Corp. Executive Incentive Plan. The board of directors of PAETEC Corp. approved the PAETEC Corp. Executive Incentive Plan on June 7, 2006 in connection with PAETEC Corp.’s June 2006 leveraged recapitalization. The Executive Incentive Plan provided for the issuance of restricted stock units for a total of 4,000,000 shares of PAETEC common stock (or 6,492,000 shares of PAETEC Holding common stock after adjusting for the US LEC merger), substantially all of which were issued to senior executives in connection with the leveraged recapitalization. As of December 31, 2006, and adjusted for the US LEC merger, stock units for 6,459,541 shares of PAETEC Holding common stock were outstanding under the Executive Incentive Plan.

PAETEC Corp. Non-Qualified Stock Option Agreement. As part of its acquisition of Campuslink Communications Systems, Inc. in September 1999, PAETEC Corp. issued an option to purchase 10,000 shares of PAETEC Corp. common stock (or 16,230 shares of PAETEC Holding common stock after adjusting for the US LEC merger) to James A. Kofalt, who served as the chairman of the board of directors of Campuslink Communications Systems and was appointed to the board of directors of PAETEC Corp. in connection with the transaction. All of the shares subject to the award vested in September 2000. As of December 31, 2006, and adjusted for the US LEC merger, 16,230 shares of PAETEC Holding common stock were outstanding under the award.

PAETEC Communications, Inc. Agent Incentive Plan. PAETEC Corp. adopted the PAETEC Communications, Inc. Agent Incentive Plan under which it granted to its independent sales agents warrants to purchase up to a total of 395,666 shares of PAETEC common stock (or 642,142 shares of PAETEC Holding common stock after adjusting for the US LEC merger). The warrants will become exercisable on such date on or after February 28, 2008 on which the issuance of shares of common stock upon such exercise is covered by an effective registration statement under the Securities Act. Warrants issued under the plan generally vest in five equal annual installments beginning on the date of grant, subject to the warrant holder’s achievement of specified performance objectives. Each warrant is exercisable for ten years from the date of grant.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as PAETEC’s independent registered public accounting firm for fiscal 2006 and will serve as PAETEC’s independent registered public accounting firm for fiscal 2007.

Fees

The following table sets forth the aggregate fees billed to PAETEC Corp. by Deloitte & Touche LLP and Deloitte Tax LLP for 2006 and 2005.

	2006	2005
Audit services	$969,000	$1,154,000
Audit-related services	205,000	—
Tax services	51,000	19,000
All other fees	—	7,000

Total	$1,225,000	$1,180,000

Audit Fees. Audit fees include fees for services performed by Deloitte & Touche LLP to comply with standards of the Public Company Accounting Oversight Board (United States) related to the audit and review of PAETEC Corp.’s financial statements. The aggregate audit fees billed by Deloitte & Touche LLP include fees related to the Form S-4 filing in connection with the US LEC merger in 2006 and fees related to PAETEC Corp.’s withdrawn initial public offering in 2005.

Audit-Related Fees. Audit-related fees include fees for assurance and related services that are traditionally performed by independent auditors. The audit-related fees shown above were incurred in connection with general non-audit accounting consultation concerning financial reporting, disclosure matters and new accounting pronouncements.

Tax Fees. Tax fees include fees for services performed by Deloitte Tax LLP, except those services related to audits. The tax fees shown above were incurred in connection with the preparation of PAETEC Corp.’s tax returns and corporate tax consultations.

All Other Fees. All other non-audit services rendered by Deloitte & Touche LLP related to audits of the company-sponsored 401(k) plan, reviews of our proposed audit committee charter, and consultation with regard to PAETEC Corp.’s compliance with Sarbanes-Oxley requirements.

The audit committee of the board of directors considered whether the provision by Deloitte & Touche LLP of services for the fees identified above was compatible with maintaining the independence of such accounting firm.

Pre-Approval Policy

Since February 28, 2007, when PAETEC became subject to SEC rules and NASDAQ Marketplace Rules following the US LEC merger, the audit committee pre-approves all audit and permissible non-audit services provided by PAETEC’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

TRANSACTIONS WITH RELATED PERSONS

Under its charter, which was adopted effective on February 28, 2007, the PAETEC audit committee has the responsibility to review and approve transactions between PAETEC and its subsidiaries, on the one hand, and PAETEC’s directors, director nominees, executive officers, 5% stockholders, and the immediate family members of the foregoing persons, on the other. Transactions involving director and executive compensation are subject to oversight and, in some cases, approval by the compensation committee.

The following is a summary of certain transactions during 2006 among PAETEC Corp. and the directors, executive officers, and beneficial owners of more than 5% of any class of PAETEC Corp.’s then outstanding capital stock who also are or have been directors, executive officers or beneficial owners of more than 5% of PAETEC Holding’s common stock or who are named in the Summary Compensation Table appearing elsewhere in this proxy statement.

Recapitalization Transactions

In connection with PAETEC Corp.’s leveraged recapitalization completed in June 2006, PAETEC Corp. entered into transactions with the following individuals and entities:

•

PAETEC Corp.’s management stockholders, including Arunas A. Chesonis, Edward J. Butler, Jr., Keith M. Wilson, Algimantas K. Chesonis and Robert D. Moore, Jr., each of whom serves as an executive officer of PAETEC Holding, and John P. Baron and Jeffrey L. Burke, who are the other individuals named in the Summary Compensation Table appearing elsewhere in this proxy statement.

•

A group of affiliated investment funds, which we refer to as the “Madison Dearborn Capital Partners group,” which beneficially owned more than 10% of PAETEC Corp.’s Class A common stock and Series A convertible preferred stock during all or a portion of 2006 and which beneficially owned more than 5% of PAETEC’s common stock immediately following the completion of the US LEC merger.

•

A group of PAETEC Corp. stockholders that were former stockholders of Campuslink Communications Systems, Inc. before PAETEC Corp. acquired that company in September 1999. These Campuslink stockholders beneficially owned more than 10% of PAETEC Corp.’s Class A common stock during a portion of 2006. Alliance Cabletel Holdings, L.P. was one of the Campuslink group stockholders. James A. Kofalt, a director of PAETEC Corp. who serves as a director of PAETEC Holding, is the sole stockholder and president of KOCOM Communications, Inc., the general partner of Alliance Cabletel Holdings.

Conversion of Class B Common Stock. PAETEC Corp. entered into a conversion and exchange agreement dated as of June 8, 2006 with some of the holders of its Class B common stock, including Messrs. Arunas A. Chesonis and Butler. These PAETEC Corp. Class B common stockholders owned as of the date of the agreement substantially all of the 2,635,000 shares of PAETEC Corp. Class B common stock which were then outstanding. Pursuant to PAETEC Corp.’s certificate of incorporation, the Class B common stockholders were entitled to cast 20 votes per share, to elect three members of PAETEC Corp.’s board of directors and to approve specified amendments to PAETEC Corp.’s certificate of incorporation and bylaws. These stockholders, whose votes were cast by Mr. Chesonis pursuant to proxies granted in his favor to vote all of the shares of PAETEC Corp. Class B common stock, collectively owned shares of PAETEC Corp. Class B common stock and Class A common stock representing as of the date of the agreement a majority of the voting power held by all of the outstanding PAETEC Corp. voting securities before the recapitalization.

The conversion and exchange agreement required the PAETEC Corp. Class B common stockholders who signed the agreement to convert or cause the conversion of each share of PAETEC Corp. Class B common stock into one share of PAETEC Corp. Class A common stock upon the completion of the recapitalization transactions. In order to induce the Class B common stockholders to undertake the conversion, and, as a result of the conversion, to surrender the voting control of PAETEC Corp. and the other rights and privileges of the PAETEC Corp. Class B common stock, PAETEC Corp. agreed pursuant to the conversion and exchange agreement to issue to the PAETEC Corp. Class B common stockholders that are parties to the agreement an aggregate of 3,400,000 shares of PAETEC Corp. Class A common stock, which are in addition to the shares of PAETEC

Corp. Class A common stock that were to be issued pursuant to the conversion of the PAETEC Corp. Class B common stock. Pursuant to this agreement, as modified, Arunas A. Chesonis received 3,200,000 of the additional shares, Mr. Butler received 19,355 of the additional shares and Mr. Baron and affiliates received 38,710 of the additional shares in January 2007.

Management Compensation Agreements. In June 2006, PAETEC Corp. entered into management compensation agreements with members of its senior management, including each of the PAETEC Holding executive officers identified above, in consideration for their services in connection with the recapitalization transactions and to promote PAETEC Corp.’s continued retention of such management employees following the recapitalization. Under their management compensation agreements, these executive officers received the following upon completion of the recapitalization:

•

Restricted Stock Units for Class A Shares. Messrs. Arunas A. Chesonis, Butler and Wilson each received restricted stock units for 600,000 shares of PAETEC Corp. Class A common stock; Algimantas K. Chesonis received stock units for 100,000 shares of PAETEC Corp. Class A common stock; Mr. Moore received stock units for 200,000 shares of PAETEC Corp. Class A common stock; Mr. Baron received stock units for 200,000 shares of PAETEC Corp. Class A common stock; and Mr. Burke received stock units for 200,000 shares of PAETEC Corp. Class A common stock. The Class A units were issued pursuant to the newly-adopted PAETEC Corp. Executive Incentive Plan. The restricted stock units vest with respect to all shares subject to the units on the third anniversary of the date of grant, subject to specified conditions. The vesting of each executive’s restricted stock units generally will continue during the period of the non-competition covenant set forth in the executive’s confidentiality, nonsolicitation, noncompetition and severance agreement.

•

Cash Retention Bonuses. In June 2006, cash retention bonuses were paid by PAETEC Corp. in the amount of $2.5 million to Arunas A. Chesonis, $500,000 to Mr. Butler, $500,000 to Mr. Wilson, $100,000 to Algimantas K. Chesonis, $100,000 to Mr. Moore, $200,000 to Mr. Baron and $100,000 to Mr. Burke. The bonuses were paid pursuant to a cash bonus agreement between PAETEC Corp. and each executive. The bonus agreements included a “clawback” feature requiring repayment of 1/36th of the total bonus for each calendar month less than 36 calendar months in which the executive remained employed by PAETEC Corp. following the payment date of the bonus. The clawback feature was terminated in August 2006 to induce the executives to take actions or enter into or consent to agreements related to the execution of the US LEC merger agreement, including amendments to severance agreements and consents to incentive plan amendments that would preclude the completion of the US LEC merger from triggering potential accelerated payments or accelerated vesting of equity awards held by the executives.

The other individuals serving as executives of PAETEC Corp. during 2006, most of whom continue to serve in executive positions with PAETEC Holding, also participated in the foregoing transactions.

Agreement Terminations. The management compensation agreements with Messrs. Butler and Baron provide for the termination of their stock rights agreements with PAETEC Corp. and Arunas A. Chesonis. The management compensation agreement with Arunas A. Chesonis and Algimantas K. Chesonis provided for the termination of their stock purchase agreements with PAETEC Corp. These agreements, pursuant to which these executives made their initial investments in PAETEC Corp. before 2000, provided for stock piggyback registration rights, co-sale rights with respect to certain private stock transfers by Arunas A. Chesonis, and other stockholder matters. Arunas A. Chesonis also agreed to terminate voting and stockholders’ agreements which entitled him to board representation rights with respect to the PAETEC Corp. board of directors.

The leveraged recapitalization also provided for the termination of specified rights held by Jeffrey P. Sudikoff, who beneficially owned more than 10% of PAETEC Corp.’s common stock during 2006, and Christopher E. Edgecomb, who beneficially owned more than 5% of PAETEC Corp.’s common stock during 2006, in exchange for the issuance of 420,065 shares and 270,000 shares of PAETEC Corp.’s Class A common stock, respectively, for no additional consideration.

Common Share Repurchase. In June 2006, PAETEC Corp. purchased from some of the former stockholders of Campuslink Communications Systems and some of their affiliates a total of 6,546,526 shares of PAETEC Corp. Class A common stock for $56.9 million in cash, which represented a weighted average purchase price of $8.06 per share. As part of this transaction, PAETEC Corp. purchased 2,347,032 shares of PAETEC Corp. Class A common stock for a total purchase price of $18.3 million from Alliance Cabletel Holdings. In connection with the purchase, the Campuslink stockholders agreed to approve the recapitalization transactions and related transactions and to terminate substantially all of their existing approval rights with respect to the management and capital stock of PAETEC Corp.

Preferred Share Repurchase. As part of the leveraged recapitalization, the Series A preferred stockholders, including Madison Dearborn Capital Partners group, converted a total of 50,045 outstanding shares of Series A preferred stock into 6,672,638 shares of Class A common stock immediately before PAETEC Corp.’s repurchase of the remaining 83,955 outstanding shares of Series A preferred stock, including accrued dividends, for cash. The total cash paid by PAETEC Corp. in connection with the conversion and repurchase was $205.0 million, of which $68.5 million represented the payment of accrued dividends on the converted and repurchased shares of Series A preferred stock. Of the total amount paid, $107.1 million was paid to the Madison Dearborn Capital Partners group to repurchase a total of 44,252 shares of Series A preferred stock and to satisfy associated dividend obligations. A group of affiliated investment funds, which we refer to as “The Blackstone Group,” which beneficially owned more than 10% of PAETEC Corp.’s Class A common stock and Series A convertible preferred stock during all or a portion of 2006 but which beneficially owned less than 5% of PAETEC Holding’s common stock immediately following the completion of the US LEC merger, received total cash payments of $76.5 million to repurchase a total of 31,608 shares of Series A preferred stock and to satisfy associated dividend obligations. CIT Lending Services Corporation, which beneficially owned over 5% of PAETEC Corp.’s Class A common stock during all or a portion of 2006, but which beneficially owned less than 5% of PAETEC Holding’s common stock immediately following the completion of the US LEC merger, received total cash payments of $4.6 million to repurchase a total of 1,141 shares of Series A preferred stock and to satisfy associated dividend obligations.

Registration Rights. In connection with the recapitalization, PAETEC Corp. entered into a registration rights agreement on July 12, 2006 with a number of its stockholders, including Messrs. Arunas A. Chesonis, Butler, Algimantas K. Chesonis and Baron, the Madison Dearborn Partners group, The Blackstone Group and CIT Lending Services. The registration rights agreement provides for the modified continuation of the piggyback and, in some cases, demand registration rights of these stockholders with respect to their PAETEC Corp. common stock, as set forth in agreements of these stockholders that were terminated in connection with the recapitalization, as described above under “—Agreement Terminations.”

Stockholders’ Agreement. In connection with the recapitalization, PAETEC Corp. entered into a stockholders’ agreement on June 12, 2006 with a number of its stockholders, including Messrs. Arunas A. Chesonis, Butler, Wilson, Baron and Algimantas K. Chesonis. Under the stockholders’ agreement, which superseded all prior PAETEC Corp. voting and stockholders’ agreements, Arunas A. Chesonis was entitled to designate two individuals for appointment or for nomination for election to the PAETEC Corp. board of directors. The rights of Mr. Chesonis under this agreement, pursuant to which Messrs. Chesonis and Wilson served as PAETEC Corp. directors, terminated immediately before the completion of the US LEC merger. This agreement also provided a member of The Blackstone Group with an option to designate one individual for appointment or for nomination for election to the PAETEC Corp. board of directors before completion of the merger.

Other Transactions

PAETEC employs two siblings of Arunas A. Chesonis. Algimantas K. Chesonis served during 2006 as PAETEC Corp.’s Senior Vice President of Finance and Controller, and Jolanda J. Chesonis served during 2006 as PAETEC Corp.’s Vice President of Human Resources. These individuals have served in substantially identical positions with PAETEC Holding. PAETEC Corp. made total salary and bonus payments to them of $451,263 for 2006, $282,411 for 2005, and $277,668 for 2004. During these periods, PAETEC Corp. also issued to these individuals options to purchase a total of 46,200 shares of PAETEC Corp. common stock at exercise prices ranging from $2.00 to $6.25 per share and restricted stock units representing 114,000 shares of PAETEC Corp. common stock. In addition, from time to time, Pamela A. Chesonis, who is the spouse of Arunas A. Chesonis, performs consulting services relating to network services contracts for PAETEC. For these services, PAETEC Corp. has paid Ms. Chesonis $18,350 for 2006, $13,669 for 2005, and $14,020 for 2004.

On August 10, 2006, the PAETEC Corp. board of directors approved the issuance of restricted stock units for 130,000 shares of PAETEC Corp. common stock to Mr. Butler, 110,000 shares of PAETEC Corp. common stock to Mr. Wilson, 14,000 shares of PAETEC Corp. common stock to Mr. Moore, 14,000 shares of PAETEC Corp. common stock to Algimantas K. Chesonis, 23,000 shares of PAETEC Corp. common stock to Mr. Baron and 40,000 shares of PAETEC Corp. common stock to Mr. Burke. All of the shares subject to these restricted stock units will vest on the fourth anniversary of the date of grant.

CIT Lending Services or its affiliate provided commercial lending services to PAETEC Corp. and PAETEC Holding during 2006 and received direct payments of approximately $3.8 million in interest and fees for these services. In addition, PAETEC believes that CIT, as a member of the lending syndicate, retained an indeterminate portion of the interest and fees paid by PAETEC Corp. under the terminated senior secured credit facilities obtained in June 2006. Interest and fees paid under that facility, including any fees retained by CIT, totaled approximately $28.6 million for 2006.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires PAETEC Holding’s directors and executive officers and persons who beneficially own more than 10% of the common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of PAETEC Holding. The reporting persons are required by rules of the SEC to furnish us with copies of all Section 16(a) reports they file. PAETEC Holding’s reporting persons were not subject to the requirements of Section 16(a) at any time during 2006.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

PAETEC has not selected a date for its 2008 annual meeting of stockholders. After it has selected the date for the 2008 annual meeting, PAETEC intends to report, in a current report on Form 8-K or in its first subsequently-filed quarterly report on Form 10-Q, the date by which it must receive any stockholder proposals intended for inclusion in its proxy statement and form of proxy relating to that meeting. This date will be established in accordance with Rule 14a-8 under the Securities Exchange Act. Nothing in this paragraph will be deemed to require PAETEC to include in its proxy statement and proxy relating to the 2008 annual meeting of stockholders any stockholder proposal which may be omitted from PAETEC’s proxy material pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

Under PAETEC’s bylaws, a stockholder wishing to nominate a person for election as a director of PAETEC or to bring business before the stockholders at any annual meeting of stockholders must comply with specific notice requirements. To be timely, the stockholder’s notice must be delivered to the Secretary of PAETEC not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not less than 90 days or more than 120 days prior to such annual meeting or not later than the tenth day following the day on which public announcement of the date of such annual meeting is first made by PAETEC. To be in proper form, a stockholder’s notice to the Secretary must set forth the following information:

•

for a proposal to nominate a person for election as a director of PAETEC, all information relating to the proposed nominee required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act, and such proposed nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected;

•

as to any other business, a brief description of the business, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend PAETEC’s bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•	the name and address of such stockholder, as they appear on PAETEC’s books, and the name and address of such beneficial owner;

•	the class and number of shares of capital stock which are owned beneficially and of record by such stockholder and such beneficial owner;

•	a representation that the stockholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•

a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding PAETEC capital stock required to approve or adopt the proposal or elect the nominee or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

The submission by a stockholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC. The foregoing provisions of PAETEC’s amended and restated bylaws concerning notice of proposals by stockholders are not intended to affect any rights of stockholders to required inclusion of proposals in PAETEC’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act.

OTHER MATTERS

The board of directors does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

Charles E. Sieving Secretary

Dated: November 21, 2007

ANNEX A

PAETEC HOLDING CORP.

EMPLOYEE STOCK PURCHASE PLAN

PAETEC HOLDING CORP.

EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors of the Company has adopted this Employee Stock Purchase Plan to enable eligible employees of the Company and its Participating Affiliates, through payroll deductions or, in the discretion of the Company, other cash contributions, to purchase shares of the Company’s Common Stock. The Plan is for the benefit of the employees of the Company and any Participating Affiliates. The Plan is intended to benefit the Company by increasing the employees’ interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company or its Participating Affiliates. The provisions of the Plan are set forth below:

1.	DEFINITIONS.

1.1.    “Board” means the Board of Directors of the Company.

1.2.    “Code” means the Internal Revenue Code of 1986, as amended.

1.3.    “Committee” means a committee of, and designated from time to time by resolution of, the Board.

1.4.    “Common Stock” means the Company’s class A common stock, par value $0.01 per share.

1.5.    “Company” means PAETEC Holding Corp.

1.6.    “Effective Date” means November 7, 2007, the date of approval of the Plan by the Board.

1.7.    “Fair Market Value” means the value of each share of Common Stock subject to the Plan on a given date determined as follows: if on such date the shares of Common Stock are listed on an established national or regional stock exchange, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the exchange or market selected by the Board if there is more than one such exchange or market) on such date or, if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such day or, if no sale of the shares of Common Stock is reported for such day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such System or traded on such a market, fair market value shall be determined by the Board in good faith.

1.8.    “Participating Affiliate” means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder).

1.9.    “Plan” means the PAETEC Holding Corp. Employee Stock Purchase Plan.

1.10.    “Purchase Period” means the period determined by the Committee pursuant to Section 8, during which payroll deductions or, in the discretion of the Committee, other cash payments are accumulated for the purpose of purchasing Common Stock under the Plan, and on the last trading day of which purchases of Common Stock are made under the Plan.

1.11. “Purchase Price” means the purchase price of each share of Common Stock purchased under the Plan.

2.	SHARES SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is four million one hundred thousand (4,100,000). The shares issuable under the Plan may, in the discretion of the Board, be authorized but unissued shares, treasury shares, or shares purchased on the open market.

3.	ADMINISTRATION.

The Plan shall be administered under the direction of the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

4.	INTERPRETATION.

It is intended that the Plan will meet the requirements for an “employee stock purchase plan” under Section 423 of the Code, and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

5.	ELIGIBLE EMPLOYEES.

Any employee of the Company or any of its Participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Company or any of its Participating Affiliates for less than two months as of the beginning of a Purchase Period; (b) an employee whose customary employment is for less than five months in any calendar year; (c) an employee whose customary employment is 20 hours or less per week; and (d) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular Participating Affiliate.

6.	PARTICIPATION IN THE PLAN.

An eligible employee may become a participating employee in the Plan by completing the required documents provided by the Company, the stock brokerage or other financial services firm designated by the Company (the “Designated Broker”) or any other person or entity designated by the Company and submitting those documents in accordance with the instructions contained therein. The required documents will authorize: (i) payment of the Purchase Price by payroll deductions, and if authorized by the Committee, payment of the Purchase Price by means of periodic cash payments from participating employees, and (ii) the purchase of shares of Common Stock for the employee’s account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of a Purchase Period.

7.	OFFERINGS.

At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 6 above), the employee shall elect to have deductions made from his or her pay on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee’s account under the Plan. No interest shall accrue on the payroll deductions of a participating employee. Pursuant to Section 6 above, the Committee shall also have the authority to authorize in the election form the payment for shares of Common Stock through cash payments from participating employees. An employee may not during any Purchase Period change his or her percentage of payroll deduction for that Purchase Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 16 through 20 below.

8.	PURCHASE PERIODS.

The commencement date and duration of the Purchase Periods shall be determined by the Committee; provided, that, the duration of each Purchase Period shall not exceed 27 months. The first Purchase Period under the Plan shall commence on the date determined by the Committee.

9.	RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE.

Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Purchase Period. The Purchase Price of each share of Common Stock shall be determined by the Committee; provided, however, that the Purchase Price shall not be less than the lesser of 85 percent of the Fair Market Value of the Common Stock (i) on the first trading day of the Purchase Period or (ii) on the last trading day of the Purchase Period; provided, further, that in no event shall the Purchase Price be less than the par value of the Common Stock.

10.	TIMING OF PURCHASE.

Unless a participating employee has given prior written notice terminating such employee’s participation in the Plan, or the employee’s participation in the Plan has otherwise been terminated as provided in Sections 16 through 20 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Purchase Period (except as provided in Section 16 below) for the number of shares of Common Stock which the accumulated funds in the employee’s account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 15 below and subject to adjustment under Section 26 below.

11.	PURCHASE LIMITATION.

Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other “employee stock purchase plans” of the Company and its Participating Affiliates shares of Common Stock having an aggregate Fair Market Value in excess of $25,000, determined as of the first trading date of the Purchase Period as to shares purchased during such period. Effective upon the last trading day of the Purchase Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. In addition, the Committee or the Board may impose a limit on the number of shares or the value of shares that an employee may purchase in each Offering or Purchase Period; provided, that, such limitations shall be imposed prior to the start of the relevant Offering or Purchase Period.

12.	ISSUANCE OF STOCK CERTIFICATES AND SALE OF PLAN SHARES.

On the last trading day of the Purchase Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Purchase Period. Shares purchased under the Plan will be held in the custody of the Designated Broker. The Designated Broker may hold the shares purchased under the Plan in stock certificates in nominee names or by book-entry registration and may commingle shares held in its custody in a single account or stock certificate without identification as to individual participating employees. The Committee shall have the right to require any or all of the following with respect to shares of Common Stock purchased under the Plan:

(a) that a participating employee may not request that all or part of the shares of Common Stock be reissued in the employee’s own name and the stock certificates delivered to the employee until two years (or such shorter period of time as the Committee may designate) have elapsed since the first day of the Purchase Period in which the shares were purchased and one year has elapsed since the day the shares were purchased (the “Section 423 Holding Period”);

(b) that all sales of shares during the Section 423 Holding Period applicable to such shares be performed through a licensed broker acceptable to the Company; and

(c) that participating employees abstain from selling or otherwise transferring shares of Common Stock purchased pursuant to the Plan for a period lasting up to two years from the date the shares were purchased pursuant to the Plan.

13.	WITHHOLDING OF TAXES.

To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Purchase Period in which the shares were purchased must within 30 days of such transfer notify the Payroll Department of the Company in writing of such transfer.

14.	ACCOUNT STATEMENTS.

The Company will cause each participating employee to be provided a statement for each Purchase Period during which the employee purchases Common Stock under the Plan, reflecting the amount of payroll deductions during the Purchase Period, the number of shares purchased for the employee’s account, the price per share of the shares purchased for the employee’s account and the number of shares held for the employee’s account at the end of the Purchase Period.

15.	PARTICIPATION ADJUSTMENT.

If in any Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 2 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 10 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee’s account after such exercise will be refunded to the employee.

16.	CHANGES IN ELECTIONS TO PURCHASE.

a.	Ceasing Payroll Deductions or Periodic Payments

A participating employee may, at least 5 days prior to the last trading day of the Purchase Period, by written notice to the Company, or any person or entity designated by the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:

(i) The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

(ii) Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

b.	Changing Payroll Deductions During a Purchase Period

At the discretion of the Company, a participating employee may change his or her rate of contribution during a Purchase Period by delivering to the Company, or any person or entity designated by the Company, the required documents regarding election to participate in the Plan under Section 6 above.

c.	Modifying Payroll Deductions or Periodic Payments at the Start of a Purchase Period

Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Purchase Period, by delivering to the Company, or any person or entity designated by the Company, a new form regarding election to participate in the Plan under Section 6 above.

17.	TERMINATION OF EMPLOYMENT.

In the event a participating employee leaves the employ of the Company or a Participating Affiliate for any reason prior to the last day of the Purchase Period except under circumstances described in Section 18 below, the amount in the employee’s account will be distributed to the employee (or to the employee’s beneficiary (or estate in the case a beneficiary is not named) in the case of the employee’s death) and the employee’s option to purchase will terminate.

18.	LAY-OFF, AUTHORIZED LEAVE OF ABSENCE OR DISABILITY.

Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to temporary lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

If such employee returns to active service prior to the last day of the Purchase Period, the employee’s payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee’s period of absence, the employee shall, by written notice to the Company, or any person or entity designated by the Company, within 10 days after the employee’s return to active service, but not later than the last day of the Purchase Period, elect:

(a) To make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment;

(b) Not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee’s account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

(c) Withdraw the amount in the employee’s account and terminate the employee’s option to purchase.

A participating employee on lay-off, authorized leave of absence or disability on the last day of the Purchase Period shall deliver written notice to the Company, or any person or entity designated by the Company, on or before the last day of the Purchase Period, electing one of the alternatives provided in the foregoing clauses (a), (b) and (c) of this Section 18. If any employee fails to deliver such written notice within 10 days after the employee’s return to active service or by the last day of the Purchase Period, whichever is earlier, the employee shall be deemed to have elected subsection 18(c) above.

If the period of a participating employee’s lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Purchase Period, and the employee shall not resume active employment with the Company or a Participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 17 of this Plan.

19.	FAILURE TO MAKE PERIODIC CASH PAYMENTS.

Under any of the circumstances contemplated by this Plan, where the purchase of shares is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan by the participating employee.

20.	TERMINATION OF PARTICIPATION.

A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in Section 25 below, or (b) the employee ceases to be eligible to participate in the Plan under Section 5 above. As soon as practicable following termination of an employee’s participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee’s account and a stock certificate representing the number of whole shares held in the employee’s account. Once terminated, participation may not be reinstated for the then current Purchase Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Purchase Period.

21.	ASSIGNMENT.

No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s beneficiary (or estate in the case a beneficiary is not named)). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

22.	APPLICATION OF FUNDS.

All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees. Participating employees’ accounts will not be segregated.

23.	NO RIGHT TO CONTINUED EMPLOYMENT.

Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its Participating Affiliates, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its Participating Affiliates to terminate the employee’s employment at any time.

24.	AMENDMENT OF PLAN.

The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 9 above used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 2 above that may be made available for purchase under the Plan (except as provided in Section 26 below) or (b) changing the eligibility requirements for participating in the Plan. No amendment may be made that impairs the vested rights of participating employees.

25.	TERM AND TERMINATION OF THE PLAN.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the stockholders of the Company; provided, however, that upon approval of the Plan by the stockholders of the Company, all rights to purchase shares granted under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan on or before one year after the Effective Date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect, and all contributed funds shall be refunded to participating employees. No shares shall be sold pursuant to the Plan unless the Plan is approved by the Company’s stockholders in accordance with this Section 25. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten (10) years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 2 above have been issued.

26.	EFFECT OF CHANGES IN CAPITALIZATION.

a.	Changes in Stock.

If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of the Common Stock of the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which rights are outstanding under the Plan, and (ii) the Purchase Price per share.

b.	Reorganization in Which the Company Is the Surviving Corporation.

Subject to Section c, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

c.	Reorganization in Which the Company Is Not the Surviving Corporation, Sale of Assets or Stock, and other Corporate Transactions.

Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Purchase Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 12 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees at least ten (10) days prior to the date upon which the Plan will be terminated.

d.	Adjustments.

Adjustments under this Section 26 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

e.	No Limitations on Company.

The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

27.	GOVERNMENTAL REGULATION.

The Company’s obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

28.	STOCKHOLDER RIGHTS.

The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held by the Agent for an employee’s account will be voted in accordance with the employee’s duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.

29.	RULE 16B-3.

Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

30.	PAYMENT OF PLAN EXPENSES.

The Company will bear all costs of administering and carrying out the Plan.

31.	ELECTRONIC DELIVERY.

All references to documents and forms shall include information provided in electronic form and, in the discretion of the Company or any person or entity designated by the Company, any written notices to be provided by participants may be provided electronically.

* * *

This Plan was duly adopted and approved by the Board of Directors of the Company on the 7th day of November, 2007.

Secretary

This Plan was duly approved by the stockholders of the Company on the          day of                 , 2007.

Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

PAETEC HOLDING CORP.

DECEMBER 18, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES	COMPANY NUMBER
(1-800-776-9437) in the United States or
1-718-921-8500 from foreign countries and follow	ACCOUNT NUMBER
the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet

20330030300000000000 3			121407

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. To elect three directors for a three-year term and until their successors are duly elected and qualified.					FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O H. Russell Frisby, Jr. O James A. Kofalt O Michael C. Mac Donald		2.	To approve the PAETEC Holding Corp. Employee Stock Purchase Plan, as described in the accompanying Proxy Statement.	☐	☐	☐
			3.	The proxies are also authorized to vote in their discretion on such other business as may properly be brought before the Annual Meeting of Stockholders or any adjournments or postponements thereof.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		The shares represented by this Proxy will be voted “FOR” Proposals 1 and 2 if no instruction to the contrary is indicated or if no instruction is given.

			Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PAETEC HOLDING CORP.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 18, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder signing on the reverse side of this proxy card hereby appoints Arunas A. Chesonis, Keith M. Wilson and Charles E. Sieving, and each of them, proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all of the shares of common stock, par value $0.01, of PAETEC Holding Corp. that such stockholder has the power to vote, with all powers that such stockholder would possess if personally present at the Annual Meeting of Stockholders to be held at The Lodge at Woodcliff, 199 Woodcliff Drive, Fairport, New York, on December 18, 2007, at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, as indicated on the reverse side hereof and, in the discretion of such proxies, upon any other business that may properly come before the meeting or any adjournments or postponements thereof, all as set forth in the accompanying Notice and Proxy Statement.

The shares represented by this Proxy will be voted as specified, or if no choice is specified, “FOR” Proposals 1 and 2, and, as said proxies deem advisable, on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

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